SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2000


                    International Thoroughbred Breeders, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                 0-9624                   22-2332039
-------------------------------------------------------------------------------
(State or other jurisdiction  (Commission             (I.R.S. Employer
     of incorporation)        File Number)            Identification No.)


              Route 70 and Haddonfield Road
                 Cherry Hill, New Jersey             08034
              -----------------------------      ------------
         (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 856-488-3838

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

Item 2.           Acquisition or Disposition of Assets.
                  ------------------------------------


     On May 22, 2000, International Thoroughbred Breeders, Inc. ("ITB" or the "Company"), through its wholly-owned subsidiary, Orion Casino Corporation, closed on the sale (the "El Rancho Transaction") of the non-operating former El Rancho Hotel and Casino (the "El Rancho Property") in Las Vegas, Nevada, to Turnberry/Las Vegas Boulevard, LLC ("Turnberry"). The purchase price was $45 million and was paid by: (i) previous cash deposits totaling a $2,000,000; and
(iii) the balance of the purchase price paid in cash at the closing.

     The proceeds of the El Rancho Transaction were principally used by the Company to reduce the outstanding balance on the Company's loan from Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse") to $14.7 million and to purchase a promissory note of the buyer in the amount of $23,000,000 which will be convertible at the Company's option into a 33 1/3% equity interest in the buyer.

     The note will accrue interest at a 22% per annum rate, which will be adjusted from time to time since the interest actually payable will be dependent upon, and payable solely out of, the buyer's net cash flow available for distribution to its equity owners ("Distributable Cash"). After the equity investors in the buyer have received total distributions equal to their capital contributions plus an agreed upon return on their invested capital, the next $23 million of Distributable Cash will be paid to the Company. The Company will thereafter receive payments under the note equal to 33 1/3% of all Distributable Cash until the maturity date, which occurs on the 30th anniversary of the Company's purchase of the note. The Company may convert the promissory note, at its option, into a 33 1/3% equity interest in the buyer during a six month period beginning at the 15th anniversary of the issuance of the note. If not then converted, the note will convert into a 33 1/3% equity interest in the buyer at the 30th anniversary of its issuance.

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

Item 7. Financial  Statements,  Pro Forma Financial Information and Exhibits
        (b)  Pro Forma Financial Information


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000

                                     ASSETS

                                             As Reported                          As Adjusted
                                               March 31,                           Pro Forma
                                                2000              Pro Forma         Balance
                                             (UNAUDITED)          Adjustments        Sheet
                                         -----------------   -------------------  ------------
CURRENT ASSETS:
      Cash and Cash Equivalents           $        94,018     $     400,000 (1) $  2,577,739
                                                                  1,100,000 (1)
                                                                    983,721 (4)
      Accounts Receivable                           2,235                              2,235
      Prepaid Expenses                            130,781                            130,781
      Other Current Assets                         39,003                             39,003
      Net Assets of Discontinued
       Operations - Current                      (279,427)                          (279,427)
                                             --------------                      -------------
           TOTAL CURRENT ASSETS                   (13,390)                         2,470,331
                                            --------------                       ------------

NET ASSETS OF DISCONTINUED
  OPERATIONS - Long Term                       30,000,000                         30,000,000

PROPERTY HELD FOR SALE                         42,149,755       (42,149,755) (4)           0

LAND, BUILDINGS AND EQUIPMENT:
      Land and Buildings                          214,097                            214,097
      Equipment                                   685,886                            685,886
                                            --------------                       ------------
                                                  899,983                            899,983
      LESS: Accumulated Depreciation              373,060                            373,060
                                            --------------                       ------------
       TOTAL LAND, BUILDINGS AND
        EQUIPMENT, NET                            526,923                            526,923
                                            --------------                       ------------
OTHER ASSETS:
      Note Receivable                                   0        23,000,000 (4)   23,000,000
      Deposits and Other Assets                 1,003,172                          1,003,172
                                            --------------                       ------------
           TOTAL OTHER ASSETS                   1,003,172                         24,003,172
                                            --------------                       ------------
TOTAL ASSETS                              $    73,666,460                       $ 57,000,426
                                            ==============                       ============

See Notes to Pro Forma Financial Statements.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                              AS OF MARCH 31, 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                               As Reported                       As Adjusted
                                                                March 31,                        Pro Forma
                                                                   2000         Pro Forma         Balance
                                                               (UNAUDITED)     Adjustments         Sheet
                                                             -------------- ----------------- --------------
CURRENT LIABILITIES:
      Accounts Payable                                     $       129,487  $      4,289  (5) $      133,776
      Accrued Expenses                                           1,586,480    (1,020,927) (3)        625,766
                                                                                   1,795  (4)
                                                                                  58,418  (6)
      Current Maturities of Long-Term Debt                      36,713,200   (17,895,167) (3)     18,818,033
      Deferred Gain on Sale of Property                            500,000     1,500,000  (1)      2,979,061
                                                                                (109,205) (2)
                                                                              19,256,094  (3)
                                                                             (18,167,828) (4)
                                                             --------------                    -------------
           TOTAL CURRENT LIABILITIES                            38,929,167                        22,556,636
                                                             --------------                    -------------

COMMITMENTS AND CONTINGENCIES                                      -                                  -

STOCKHOLDERS' EQUITY:
      Series A Preferred Stock, $100.00 Par Value,
        Authorized 500,000 Shares, Issued and
        Outstanding, 362,482 Shares                             36,248,375                        36,248,375
      Common Stock, $2.00 Par Value, Authorized
        25,000,000 Shares, Issued 11,884,260 Shares
        and Outstanding 8,980,244 Shares                        23,768,527                        23,768,527
      Capital in Excess of Par                                  26,144,552                        26,144,552
      (Deficit) (subsequent to June 30, 1993,
         date of quasi-reorganization)                         (44,136,204)     (293,503)        (44,429,707)
                                                             --------------                    -------------
           TOTAL                                                42,025,250                        41,731,747
      LESS: Treasury Stock, 2,904,016 Shares, at cost           (7,260,040)                       (7,260,040)
      LESS: Deferred Compensation, Net                             (27,917)                          (27,917)
                                                             --------------                    -------------
           TOTAL STOCKHOLDERS' EQUITY                           34,737,293                        34,443,790
                                                             --------------                    -------------
TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY                  $    73,666,460                   $    57,000,426
                                                             ==============                    =============

See Notes to Pro Forma Financial Statements.

       UNAUDITED PRO FORMA ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2000

                                      As Reported
                                      Nine Months
                                         Ended                            As Adjusted
                                        March 31,          Pro Forma        Company
                                          2000            Adjustments      Pro Forma
                                   -----------------   --------------- ---------------
REVENUE:
      Rental Income                 $       230,154                     $      230,154
      Interest Income                        34,749                             34,749
                                     --------------                     --------------
                     TOTAL REVENUES         264,903                            264,903
                                     --------------                     --------------

EXPENSES:
      General & Administrative
       Expenses                           2,132,032    $   58,419 (6)        2,190,451
      Interest Expense                    3,285,517        40,000 (3)        3,625,517
                                                          300,000 (3)
      El Rancho Property
       Carrying Costs                       960,494      (109,205)(2)          855,578
                                                            2,718 (5)
                                                            1,571 (5)
                                     --------------                     --------------
                     TOTAL EXPENSES       6,378,043                          6,671,546
                                     --------------                     --------------
NET (LOSS)                           $   (6,113,140)                    $    (6,406,643)
                                     ==============                     ==============
BASIC PER SHARE DATA:
NET (LOSS)                           $        (0.68)                    $         (0.71)
                                     ==============                     --------------

WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING               8,980,240                          8,980,240
                                     ==============                     ==============

See Notes to Pro Forma Financial Statements.

       UNAUDITED PRO FORMA ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999

                                              As Reported                         As Adjusted
                                                June 30,        Pro Forma           Company
                                                  1999         Adjustments         Pro Forma
                                            -------------  -------------------  -------------
EXPENSES:
      General & Administrative Expenses   $    4,532,984   $     58,419 (6)     $   4,591,403
      Interest and Financing Expenses          7,831,021         40,000 (3)         8,171,021
                                                                300,000 (3)
      Interest Income                           (343,572)                            (343,572)
      Amortization of Financing Costs          2,900,749                            2,900,749
      El Rancho Property Carrying Costs        1,113,587       (109,205)(2)         1,008,671
                                                                  2,718 (5)
                                                                  1,571 (5)
(LOSS) FROM CONTINUING OPERATIONS
                                            --------------                      --------------
   BEFORE DISCONTINUED OPERATIONS            (16,034,769)                         (16,328,272)
                                            --------------                      --------------

INCOME FROM DISCONTINUED OPERATIONS:
      Net Gain on Sale of Net Assets
      of Discontinued Operations
      (less applicable state income
      taxes of $1,335,500)                     3,657,688                            3,657,688
      Income from Discontinued
      Racetrack Operations (less
      applicable state income taxes
      of $119,348)                             4,486,384                            4,486,384
                                            --------------                      --------------
      INCOME FROM DISCONTINUED
      RACETRACK OPERATIONS                     8,144,072                            8,144,072
                                            --------------                      --------------
NET (LOSS)                                $   (7,890,697)                       $  (8,184,200)
                                            ==============                      ==============

BASIC AND DILUTED PER SHARE DATA:
(LOSS) BEFORE DISCONTINUED
OPERATIONS                                $        (1.38)                       $       (1.40)
NET GAIN ON SALE OF NET ASSETS OF
DISCONTINUED OPERATIONS                             0.32                                 0.32
INCOME FROM DISCONTINUED
RACETRACK OPERATIONS                                0.39                                 0.39
                                            --------------                      --------------
NET (LOSS)                                $        (0.67)                       $       (0.69)
                                            ==============                      ==============

WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING                   11,554,476                           11,554,476
                                            ==============                      ==============

See Notes to Pro Forma Financial Statements.

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS

(1) In connection with extending the closing date of on the sale of the El Rancho property, Turnberry made non-refundable deposits in April 2000 and May 2000 to the Company in the amounts of $1,100,000 and $400,000, respectively.

                                      Debit                   Credit
                              --------------------     -------------------
Cash                          $           1,100,000    $
Cash                                        400,000
Deferred Gain on Disposition                                      1,500,000
                                --------------------     -------------------
                              $           1,500,000    $          1,500,000
                                ====================     ===================



(2) In connection with extending the closing date of on the sale of the El Rancho property, Turnberry agreed to pay the carrying costs on the El Rancho property from March 1, 2000 until the closing date.

                                       Debit                  Credit
                                --------------------    -------------------
Carrying Costs                $             109,205
Deferred Gain on Disposition                           $            109,205



(3) In connection with the sale of the El Rancho property, the Company used $19,256,094 to pay down the Credit Suisse debt, accrued interest and related expenses.

                                       Debit                  Credit
                                --------------------    --------------------
Current Maturities of LTD     $          17,895,167    $
Deferred Gain on Disposition                                     19,256,094
Interest Expense                            340,000
Accrued Interest                          1,020,927
                                --------------------    --------------------
                              $          19,256,094    $         19,256,094
                                ====================    ====================

(4) Pro forma adjustment to record the sale of the El Rancho property and the Company's purchase of a $23,000,000 promissory note of the buyer which will be convertible at the Company's option into a 33 1/3% equity interest in the buyer, depending upon certain circumstances.

                                       Debit                  Credit
                                --------------------    --------------------
Cash & Cash Equivalents       $             983,721    $
Note Receivable                          23,000,000
Deferred Gain on Disposition             18,167,829
Property Held for Sale                                           42,149,755
Accrued Expenses                                                      1,795
                                --------------------    --------------------
                              $          42,151,550    $         42,151,550
                                ====================    ====================

(5) For both the year ended June 30, 1999 and the nine months ended March 31, 2000, the pro forma adjustments eliminate the effects of certain reimbursed carrying costs previously recorded.

                                       Debit                  Credit
                                --------------------    --------------------
Carrying Costs                $               4,289
Accounts Payable                                       $              4,289


(6) For both the year ended June 30, 1999 and the nine months ended March 31, 2000, the pro forma adjustments eliminate the effects on Legal expenses associated with the Credit Suisse debt repaid in connection with the sale of the El Rancho property.

                                       Debit                  Credit
                               --------------------    --------------------
General & Administrative
   Expenses                   $              58,419
Accrued Expenses                                       $             58,419

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


(c)  Exhibits.

     The following exhibits are filed as part of this Report:

     10.1 Agreement of Sale Between Orion Casino Corporation (the "Seller") and Turnberry/Las Vegas Boulevard, LLC (the "Buyer").

     10.2 Note  Purchase   Agreement  Between  Orion  Casino   Corporation,   as
          Purchaser, and Turnberry/Las Vegas Boulevard, LLC, as Issuer, Dated as of March 1, 2000.

     10.3 $23,000,000.00   Promissory   Note   dated   May  18th,   2000,   from
          Turnberry/Las Vegas Boulevard, LLC, (the "Maker") to Orion Casino Corporation, (the "Payee").

     10.4 Security Agreement, dated as of May 18, 2000, by and among Turnberry/Las Vegas Boulevard, LLC, (the "Joint Venture"), the members of the Joint Venture parties to this Agreement (said members being collectively called the "Pledgers"), and Orion Casino Corporation, a Nevada corporation (the "Purchaser").

                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                                AND SUBSIDIARIES


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


June 7, 2000                            /s/Robert J. Quigley
                                        Robert J. Quigley, President, and
                                        Chairman of the Board




June 7, 2000                            /s/William H. Warner
                                        William H. Warner
                                        Treasurer
                                        (Principal Financial and
                                         Accounting Officer)

                                  EXHIBIT INDEX


Exhibit No.                   Description of Document

     10.1 Agreement of Sale Between Orion Casino Corporation (the "Seller") and Turnberry/Las Vegas Boulevard, LLC (the "Buyer").

     10.2 Note  Purchase   Agreement  Between  Orion  Casino   Corporation,   as
          Purchaser, and Turnberry/Las Vegas Boulevard, LLC, as Issuer, Dated as of March 1, 2000.

     10.3 $23,000,000.00   Promissory   Note   dated   May  18th,   2000,   from
          Turnberry/Las Vegas Boulevard, LLC, (the "Maker") to Orion Casino Corporation, (the "Payee").

     10.4 Security Agreement, dated as of May 18, 2000, by and among Turnberry/Las Vegas Boulevard, LLC, (the "Joint Venture"), the members of the Joint Venture parties to this Agreement (said members being collectively called the "Pledgers"), and Orion Casino Corporation, a Nevada corporation (the "Purchaser").


Exhibit 10.1


                                                           EL  RANCHO  PROPERTY

                                AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (the "Agreement"), made this _____ day of _______________, 2000, by and between ORION CASINO CORPORATION, a Delaware corporation (the "Seller") and TURNBERRY/LAS VEGAS BOULEVARD, LLC, a Nevada limited liability company (the "Buyer"),

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller that certain premises as hereinafter described in consideration for payment of the purchase price set forth herein and the covenants contained herein;

     NOW THEREFORE, in witness of the foregoing and other good and valuable consideration as set forth herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Premises. Seller hereby agrees to sell and convey to Buyer, who hereby agrees to purchase from Seller, all that certain lot or piece of ground situate at the northeast corner of Las Vegas Boulevard South and Riviera Boulevard, Clark County, State of Nevada, as more specifically described on Exhibit A, attached hereto and made a part hereof, together with: (a) all buildings, structures and improvements and personal property thereon (collectively, the "Improvements"); (b) any land lying in the bed of any street, road or alley, opened or proposed, abutting such land to the center line thereof; (c) any easement, privilege or right-of-way inuring to the benefit of such land; (d) the appurtenances and hereditaments belonging or otherwise pertaining to such land; and, (e) to the extent assignable, all licenses, permits, appraisals, guaranties, and all leases affecting the Premises as of the date hereof (collectively, the "Premises").

     2. Purchase Price.

     (a) The purchase price for the Premises which Seller agrees to accept and Buyer agrees to pay is FORTY-FIVE MILLION DOLLARS ($45,000,000) which shall be paid by Buyer to Seller as follows:

          (i) The sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Initial Deposit") upon the execution of this Agreement, which Deposit shall be held by Buchanan Ingersoll, P.C. (the "Escrow Agent") in accordance with the terms of this Agreement.

                                                                        $100,000

          (ii) The sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000) (together with the Initial Deposit, the "Deposit") upon the Contingency Date (as defined in paragraph 8 below), which Deposit shall be held by the Escrow Agent in accordance with the terms of this Agreement.

                                                                        $400,000

          (iii) The sum of  FORTY-FOUR  MILLION  FIVE HUNDRED  THOUSAND  DOLLARS
     ($44,500,000.00),   the  balance  of  the   purchase   price,   at  Closing
     (hereinafter defined) in accordance with subsection (b) below.

                                                                     $44,500,000

          (iv) TOTAL PURCHASE PRICE (the "Purchase Price")

                                                                     $45,000,000

     (b) At Closing (as hereinafter defined), the Purchase Price shall be paid as follows: (i) Buyer shall cause the Escrow Agent to deliver the Deposit to Seller (unless previously delivered to Seller pursuant to Section 3 below) and
(ii) Buyer shall pay the balance of the Purchase Price, less the credit to which Buyer shall be entitled under Section 3 below by reason of its delivery of the Additional Deposit described therein, if applicable, to Seller, in legal tender of the United States for payment of public and private debts by wire transfer of immediately available funds. Buyer shall be entitled to set off against the Purchase Price the sum of $23 million pursuant to that certain Note Purchase Agreement of even date herewith between Buyer and Seller (the "Note Purchase Agreement"), such sum representing the purchase price payable by Seller to Buyer for the promissory note which Seller has agreed to purchase thereunder.

     (c) Seller hereby acknowledges that certain deposits in the maximum amount of $500,000 (collectively, the "Cherry Hill Deposit") have and/or will be made under that certain Agreement of Sale dated January 25, 2000 by and between Seller's affiliate, GSRT, LLC, and Buyer's affiliate, Turnberry/Cherry Hill LLC (the "Cherry Hill Agreement"). In the event that, at the time of Closing hereunder, the Cherry Hill Agreement has terminated (without a closing thereunder) for any reason, including a default by the buyer, and the deposit under the Cherry Hill Agreement was not returned to Turnberry/Cherry Hill LLC, then the Cherry Hill Deposit shall be an additional deposit hereunder and shall be applied against and reduce the cash portion of the Purchase Price, whether or not Seller actually receives the Cherry Hill Deposit. If, at the time of Closing hereunder, the Cherry Hill Agreement has not terminated, then the Cherry Hill Deposit shall not be a credit against the Purchase Price.

     3. Closing of Title. Closing of title under this Agreement shall be held on or before March 31, 2000 (the "Closing") at the offices of Gordon & Silver in Las Vegas, Nevada; provided, however, if (i) on or before March 31, 2000, the Escrow Agent shall have delivered the Deposit to Seller and Buyer shall have paid to Seller an additional deposit (the "Additional Deposit") of TWO MILLION DOLLARS ($2,000,000.00) (which Additional Deposit shall also be credited against the cash portion of the Purchase Price); and (ii) Buyer pays monthly interest when due and payable accruing from and after April 1, 2000 through June 1, 2000 at the rate of twelve percent (12%) per annum on $19,000,000 of the indebtedness owed by Seller to Credit Suisse First Boston Mortgage Capital, LLC ("Credit
Suisse"), then the Closing shall be extended to June 1, 2000. Tender of an executed deed and of the purchase money are hereby waived.

     4. Condition of Title and Survey.

     (a) Title to the Premises shall be in fee simple, good and marketable, free and clear of all liens, encumbrances, easements, restrictions and objections except for encumbrances of record which do not materially and adversely affect the value, development or use of the Premises, which encumbrances shall include but not be limited to the lien of taxes and assessments not yet due and payable (including installments of special assessments imposed by the City of Las Vegas for improvement purposes which are not yet due and payable), Nevada Revised Statutes and local ordinances, and such easements, restrictions, encumbrances, easements for abutting streets and privileges or rights of or for utilities which are identified in the Title Commitment (hereinafter defined) and to which Buyer does not object by written notice to Seller under paragraph 4(c) below (such encumbrances of record to be collectively referred to as the "Permitted Exceptions").

     (b) Except for the Permitted Exceptions, title to the Premises shall be in fee simple, good and marketable and insurable as such under an A.L.T.A. Owner's Policy at regular rates by any reputable title insurance company selected by Buyer (the "Title Insurer"), search fees and title insurance costs and premiums to be paid by Buyer.

     (c) Promptly after execution of this Agreement by Buyer and Seller, Buyer shall order from the Title Insurer a commitment to insure title to the Premises (the "Title Commitment"). If the Title Commitment discloses that title to the Premises is subject to any defect, encumbrance or other title objection which is not acceptable to Buyer, Buyer shall have the right to give Seller written notice specifying such defect, encumbrance or other title objection on or before the Contingency Date (as defined in Section 8 below), and within ten (10) days of receipt of such notice, Seller shall, at Seller's sole election, either: (i) correct such defect, encumbrance or other title objection or demonstrate to Buyer's reasonable satisfaction Seller's ability to correct such defect as of Closing and such defect shall be so corrected and shall not be a Permitted Exception, or (ii) notify Buyer that Seller elects not to do so, in which case Buyer may either terminate this Agreement by giving written notice to Seller within five (5) days of receipt of Seller's notice (in which case the Deposit and the Additional Deposit, if any, shall be refunded to Buyer and the Cherry Hill Deposit shall be refunded to Turnberry/Cherry Hill LLC upon its execution and delivery to GSRT, LLC of a release from all obligations under the Cherry Hill Agreement, which release shall be in form and substance reasonably satisfactory to GSRT, LLC. If Buyer does not give such notice to Seller, Buyer shall be deemed to have accepted all such matters as Permitted Exceptions. If Buyer fails to object to any defect, encumbrance or title exception which appears in the Title Commitment on or before the Contingency Date, such defect, encumbrance or title objection shall be deemed a Permitted Exception; provided, however, that Seller shall remain obligated to convey title in the condition described in Section 4(a) above.

     (d) In the event title in accordance with this Agreement cannot be conveyed by Seller at Closing, Buyer shall have the option of taking such title as Seller can give, without abatement of price, or, in the alternative, terminating this Agreement in which latter event neither party shall have any further rights, duties or obligations under this Agreement unless otherwise expressly provided herein, and the Deposit and Additional Deposit, if any, shall be refunded to Buyer and the Cherry Hill Deposit shall be refunded to Turnberry/Cherry Hill LLC upon its execution and delivery to GSRT, LLC of a release from all obligations under the Cherry Hill Agreement, which release shall be in form and substance reasonably satisfactory to GSRT, LLC . If any such title defects consist of mortgages, judgments, mechanics', tax liens or other liens or charges in a fixed sum or capable of computation at a fixed sum (provided that the aggregate of such sums shall not exceed the Purchase Price) then, to that extent, and notwithstanding the foregoing, Seller shall pay and discharge on or before Closing such liens or charges out of the Purchase Price (or, as to non-material liens and charges only, Seller may adequately provide for payment and discharge by escrow with the title company or surety bond so long as Buyer is able to obtain affirmative title insurance coverage against any such matter at no additional cost).

     (e) The Premises as described herein shall be conveyed by Seller to Buyer by grant, bargain and sale deed.

     5. [Intentionally Omitted.]

     6. Condition of Premises. Buyer hereby acknowledges that the sale of the Premises is made on an "AS IS" "WHERE IS" basis, and Buyer expressly acknowledges that Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose with respect to the Premises. Without limiting the foregoing, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to or concerning: (i) the nature and condition of the Premises including, without limitation, the water and soil and the suitability thereof and the suitability of the Premises for any and all activities and uses which Buyer may elect to conduct thereon (including, without limitation, the presence or absence of asbestos, polychlorinated biphenyls, petroleum, solvents, or any other hazardous substances or wastes) or compliance with all applicable laws, rules or regulations; and (ii) the compliance of the Premises or its operation with any laws, ordinances or regulations of any government or other body; and (iii) any construction defect, error or omission on the Premises. Except as expressly set forth in this Agreement, Buyer acknowledges that Buyer will inspect the Premises and rely solely upon its own investigation of the Premises and not on any representation, warranty or statement made by Seller or its agents or representatives. The provisions of this Section will survive Closing and the delivery of the Deed from Seller to Buyer hereunder. In the event that Seller provides to Buyer copies of any prior environmental studies, tests, reports or other data, Buyer hereby acknowledges that Seller makes no representation, warranty or guaranty regarding the contents, results, methods, validity, completeness or accuracy of such reports or the qualifications of the firm which prepared such reports and Seller shall have no liability with respect to such reports or for the consequences of reliance by Buyer thereon.

     7. Premises Data. Seller shall provide Buyer with copies of any surveys, title reports and environmental reports concerning the Premises which are in Seller's possession and not otherwise legally privileged (the "Premises Data"). Buyer hereby agrees that it shall be ultimately responsible for the Premises Data and hereby agrees to maintain the confidentiality of the Premises Data and protect the Premises Data from disclosure to third parties other than to Buyer's counsel, lenders and other third parties involved with Buyer in this transaction. In the event of a termination of this Agreement, Buyer shall immediately return to Seller all copies of the Premises Data within possession of Buyer or any of Buyer's affiliates, agents, contractors, officers or employees.

     8. Due Diligence. Commencing on the date of this Agreement and continuing until March 15, 2000 (the "Contingency Date"), Buyer may, at its sole cost and expense, inspect, examine, survey, study and appraise the Premises to determine the boundaries, acreage, zoning status, municipal code compliance, physical and environmental condition of the Premises (the "Due Diligence Investigation"). If any of the foregoing determinations, as revealed in the Due Diligence Investigation, is not reasonably acceptable to Buyer, Buyer may terminate this Agreement by providing written notice to Seller with a simultaneous copy to Escrow Agent on or before the Contingency Date specifying in reasonable detail the reason for Buyer's termination of this Agreement, in which event the parties shall have no further rights or obligations under this Agreement, and the Deposit and the Additional Deposit, if any, shall be refunded to Buyer and if the Cherry Hill Deposit has been delivered to GSRT, LLC then GSRT, LLC and Seller shall cause the Cherry Hill Deposit to be refunded to Turnberry/Cherry Hill LLC upon its execution and delivery to GSRT, LLC of a release from all obligations under the Cherry Hill Agreement, which release shall be in form and substance reasonably satisfactory to GSRT, LLC. The Contingency Date is of the essence and Buyer shall be deemed to have waived its right to terminate the Agreement as provided above in the event that Buyer fails to provide written notice thereof on or before the Contingency Date. Notwithstanding the foregoing, the termination of this Agreement by Buyer pursuant to this provision shall be ineffective if Seller resolves the problem specified in Buyer's written notice of termination to Buyer's sole satisfaction on or before March 31, 2000.

     9. Representations and Warranties.

     (a) Seller hereby represents and warrants that: (i) it is a corporation organized and existing under the laws of the State of Nevada and in good standing in such State; (ii) the execution and delivery of this Agreement was authorized by Seller in accordance with its articles of incorporation and by-laws; and (iii) this Agreement, as executed, is enforceable against Seller in accordance with the terms hereof.

     (b) Buyer hereby represents and warrants that: (i) it is a limited liability company organized and existing under the laws of the State of Nevada and in good standing in such State; (ii) the execution and delivery of this Agreement was authorized by Buyer in accordance with its governing documents; and (iii) this Agreement, as executed, is enforceable against Buyer in accordance with the terms hereof.

     10. Closing Obligations.

     (a) At Closing, Seller shall deliver to Buyer possession of the Premises by delivery of the following documents and items:

          (i) an executed and acknowledged deed;

          (ii) key(s) to the Premises;

          (iii)  an  assignment  of  any   assignable   permits,   licenses  and
     certificates relating to the Premises;

          (iv) an assignment of any assignable warranties relating to the Premises;

          (v) a bill of sale conveying to Buyer title to any personal property, fixtures or furnishings transferred to Buyer pursuant to Section 17 hereof;

          (vi) a copy of the certificate of the secretary of the Board of Directors of Seller evidencing the authorization for: (i) the execution and delivery of this Agreement and of all other documents and instruments delivered pursuant to or in connection herewith, and (ii) the consummation of the transaction contemplated hereby;

          (vii) an ALTA statement or owner's affidavit in such form as required by the Title Insurer; and

          (viii) an executed affidavit indicating that the transaction contemplated hereby is exempt from the withholding requirement imposed by
     Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder.

     (b) At Closing, Buyer shall deliver to Seller:

          (i) the Purchase Price set forth in Section 2 above, subject to Buyer's right of set off as provided in Section 2(b) and the prorations provided for in Section 12;

          (ii) the Note, executed by Buyer;

          (iii) certified copies of Buyer's operating agreement and other governing documents;

          (iv) such evidence of Buyer's (and its members') authorization of Buyer's execution, delivery and performance of this Agreement as Seller reasonably may require; and

          (v) such other closing documents as may be required under the Note Purchase Agreement.

     (c) At Closing, Buyer and Seller shall execute and deliver such other documents, instruments, certifications and confirmations as may be reasonably required to effect and consummate the transaction contemplated hereby.

     11. [Intentionally Omitted.]

     12. Apportionments.

     (a) Seller shall be responsible for all real estate taxes and assessments, water and other utility charges, imposed against the Premises for all tax years preceding the year in which the Closing is held, and shall pay and discharge the same at or before Closing. All real estate taxes and assessments, water and other utility charges for the current tax year in which Closing is held shall be apportioned between the parties as of the date of Closing on a calendar or fiscal year basis as applicable.

     (b) Buyer shall pay all realty transfer taxes and recording fees imposed upon this transaction.

     13. Access to Premises. From the date of Seller's acceptance hereof to the date of Closing, upon reasonable advance notice from Buyer, Seller shall permit Buyer with reasonable access to and entry upon the Premises and the improvements thereon to conduct the Due Diligence Investigation. Buyer hereby indemnifies and holds Seller harmless from and against any and all losses, liabilities, expenses and damages or actions or claims with respect thereto resulting from claims suffered or incurred by Seller, arising out of, or with respect to the entry upon, inspection, measurement or testing of the Premises. Prior to entering on the Premises, Buyer shall furnish to Seller evidence that Buyer has secured liability insurance in such amounts as Seller shall reasonably require insuring the activities of Buyer on the Premises and naming Seller as an additional insured under such insurance policies.

     14. Condemnation and Risk of Loss.

     (a) In the event of a loss or damage to all or a material portion of the Premises as a result of the exercise of the power of eminent domain not caused directly or indirectly by Buyer, between the date of this Agreement and the date of Closing, Buyer shall have the right to either: (i) terminate this Agreement by written notice to Seller within ten (10) days after indication that the power of eminent domain is to be exercised against the Premises, whereupon neither party shall have any further rights, duties or obligations under this Agreement unless otherwise expressly stated herein; or, (ii) require the completion of Closing, in which event Buyer, upon completing Closing, shall be entitled to the eminent domain award or compensation and to an assignment of all claims to such compensation or award and under any existing insurance policies. Seller shall execute and deliver to Buyer any and all documents reasonably required before or after Closing to ensure that Buyer receives all such payments.

     (b) Buyer's obligations and liabilities under this Agreement shall not be discharged or diminished by reason of loss or damage to the Premises as a result of fire or casualty between the date of this Agreement and the date of Closing and Buyer shall be obligated to proceed to Closing in spite thereof. This provision is expressly intended to vary the Uniform Vendor and Purchaser Risk Act, NRS 113.030 and 040.

     15. Event of Default.

     (a) In the event of failure by Buyer to perform or comply with any of the terms and provisions of this Agreement to be performed and complied with by Buyer within the time or times provided herein (an "Event of Default"), Seller's sole and exclusive remedy shall be to terminate this Agreement and receive or retain the Deposit and the Additional Deposit, if any, as liquidated damages hereunder, provided, however, that this Section 15(a) shall not apply and Seller shall have all rights and remedies at law and in equity in respect of a claim against the Buyer for Buyer's contributive share of the Seller's and Buyer's joint and several liability to indemnify the Escrow Agent pursuant to Section 19 hereof. The parties hereby acknowledge that actual damages incurred by Seller in the event of a breach to which such liquidated damages apply cannot be accurately determined, and the parties hereby agree that the amounts herein designated as liquidated damages constitute a reasonable estimation of the actual damages which Seller would suffer as a result of Buyer's failure to timely perform and comply with all of its obligations hereunder.

     (b) In the event of a failure of Seller to perform or comply with any of the terms and provisions of this Agreement to be performed and complied with by Seller within the time or times provided herein, Buyer shall have all rights and remedies at law and equity.

     16. Non-Waiver. The failure of Seller or Buyer in any one or more instances to insist upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Agreement, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment of the right to insist upon such performance or exercise in the future, and such right shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

     17. Property Included. This sale and the Purchase Price includes, and Seller represents and warrants as of the date of Closing that Seller has, good and marketable title, free and clear of all liens (but subject to Permitted Exceptions, if any), to the following:

     (a) All buildings and improvements, all electric, plumbing, heating and utility lines, fixtures and systems, all shrubbery and plantings and, in general, all fixtures and appurtenances relating to and forming a part of the Premises; and

     (b) All easements, property, interests or rights Seller may have in any abutting land, in and to the center of the beds of any streets within or adjoining the Premises, and in any facilities in or appurtenant to the Premises and in and to the center of the beds of any streets adjoining and abutting the Premises; and all awards for any future taking or condemnation affecting the Premises or such street beds.

     18. Broker. Seller and Buyer each warrant and represent to the other that each has had no dealings, negotiations or communications with any brokers, listing agents or other intermediaries in connection with this Agreement or the sale of the Premises. Each party hereto agrees to indemnify and hold the other party hereto harmless for any costs and liabilities incurred as a result of misrepresentations contained in this Section 18. This Section 18 shall survive Closing and the delivery of the Deed from Seller to Buyer.

     19. Escrow Agent. Escrow Agent shall be responsible solely for the safekeeping of the Deposit. Escrow Agent shall not be liable to Seller or Buyer for the performance or non-performance of any term of this Agreement by Seller or Buyer and shall not be required to determine any questions of fact or law. Escrow Agent shall not be obligated to deliver the Deposit in the event either Seller or Buyer has disputed such delivery. In the event litigation is commenced involving the Deposit or this Agreement, Escrow Agent shall have the right to place the Deposit with the clerk of court in which the litigation is pending, or if Escrow Agent is a party to such litigation, to interplead all interested parties in any court of competent jurisdiction and place the Deposit with the clerk of such court. Seller and Buyer each jointly and severally agree to indemnify, hold harmless and defend Escrow Agent from any cost, expense or liability which it incurs in connection with any dispute involving the Deposit, except for liability which is determined to result from Escrow Agent's gross negligence or intentional misconduct.

     20. No Recording. Neither this Agreement nor any memorandum or assignment hereof shall be filed in any public place of record.

     21. Assignment. Buyer shall have the right to assign its right to purchase the Premises under this Agreement provided that (i) Buyer or an entity controlled by or under common control with Buyer owns the assignee or an interest therein, or (ii) Buyer has obtained the prior written consent of Seller.

     22. Binding Effect. This Agreement of Sale shall inure to the benefit of and be binding upon Seller and Buyer, and their respective successors, executors, administrators, heirs and assigns.

     23. Entire Agreement; Amendments. This Agreement constitutes the entire understanding between the parties hereto and the parties shall not be bound by any agreements, understandings or conditions respecting the subject matter hereof other than those expressly set forth and stipulated in this Agreement, except that the first full paragraph on page 2 of that certain letter agreement dated January 25, 2000, among Seller, GSRT, LLC, International Thoroughbred Breeders, Inc., Buyer and Turnberry/Cherry Hill LLC shall remain in full force and effect with respect to the Cherry Hill Deposit. No amendments or modifications of this Agreement shall be effective unless set forth in a written amendment signed by both Seller and Buyer.

     24. Section Headings. The Section headings which appear in this Agreement are included solely for convenience of reference and are not intended to govern, supplement, limit or in any way affect the terms hereof.

     25. Time of the Essence. All times provided for herein are and shall be of the essence of this Agreement.

     26. Notices. Any notice given pursuant to this Agreement shall be valid only if given in writing by first class mail with sufficient postage attached or by any reputable overnight delivery service which provides receipt of delivery, addressed as follows:

Notices to Seller shall be addressed to:
                  Orion Casino Corporation
                  P.O. Box 1232
                  Route 70 and Haddonfield Road
                  Cherry Hill, NJ 08034
                  Attn:  Mr. Francis W. Murray
         with a copy to:
                  Schnader Harrison Segal & Lewis LLP
                  1600 Market Street, Suite 3600
                  Philadelphia, Pennsylvania 19103
                  Attn:  David S. Petkun, Esquire
Notices to Buyer shall be addressed to:
                  Turnberry/Las Vegas Boulevard, L.L.C.
                  19501 Biscayne Blvd., Suite 400
                  Aventura, FL 33180
                  Attn: Ray Parello
         with a copy to:
                  Turnberry/Las Vegas Boulevard, L.L.C.
                  19501 Biscayne Blvd., Suite 400
                  Aventura, FL  33180
                  Attn:  Legal Department
Notices to Escrow Agent shall be addressed to:
                  Buchanan Ingersoll, P.C.
                  One Oxford Centre, 20th Floor
                  301 Grant Street
                  Pittsburgh, PA  15219
                  Attn:  Jack Kessler, Esquire

The date of delivery of any notice provided for in this Agreement shall be the date of deposit in the U.S. mails with sufficient postage or, if sent by overnight delivery service, one (1) day after deposit with such delivery service. The person and place to which notice may be given may be changed from time to time by Seller or Buyer respectively upon written notice to the other, effective five (5) days after delivery of such notice.

     27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     28. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

     29. Standstill. Seller agrees that it will not, and will not permit any subsidiary or affiliate to, solicit, discuss with or contact any party other than Buyer in any manner whatsoever regarding the possible sale or transfer of the Premises until the earlier of (i) the date Buyer terminates this Agreement pursuant to Section 8 or any other provision hereof, or (ii) March 31, 2000.


     IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound by this writing, have caused this Agreement to be executed the day and year first above written.

                                    SELLER:
                                    ORION CASINO CORPORATION a Delaware
                                    corporation
Attest:  [Corporate Seal]:
By:                                 By:
                                    Name:
                                    Title:
                                    BUYER:
Witness:                            TURNBERRY/LAS VEGAS BOULEVARD, LLC,
                                    a Nevada limited liability company
By:                                 By:
                                    Name:
                                    Title:


                             JOINDER OF ESCROW AGENT

     Intending to be legally bound hereby, the undersigned hereby agrees to act as Escrow Agent in accordance with the terms of this Agreement:

                                                     ESCROW AGENT:
Witness:                                             BUCHANAN INGERSOLL, P.C.
By:                                                  By:
                                                     Name:
                                                     Title:
                                                     Date:



                                    EXHIBIT A
                             Description of Premises


Ehibit 10.2

                             NOTE PURCHASE AGREEMENT

                                     Between

                     ORION CASINO CORPORATION, as Purchaser,

                                       and

                TURNBERRY/LAS VEGAS BOULEVARD, L.L.C., as Issuer,

                            Dated as of March 1, 2000


                                TABLE OF CONTENTS


ARTICLE 1 - ISSUANCE AND SALE OF NOTE......................................1
   SECTION 1.1 Authorization of Note.......................................1
   SECTION 1.2 Purchase and Sale of the Note...............................1
   SECTION 1.3 Definitions, etc............................................1

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................2
   SECTION 2.1 Organization and Authority..................................2
   SECTION 2.2 Membership Interests; Operating Agreement...................2
   SECTION 2.3 Contravention; Authority....................................2
   SECTION 2.4 Consents....................................................3
   SECTION 2.5 Compliance with Other Instruments, etc......................3
   SECTION 2.6 Compliance with Law, etc....................................4
   SECTION 2.7 Litigation..................................................4
   SECTION 2.8 Broker's or Finder's Commissions............................4
   SECTION 2.9 Other Names.................................................4
   SECTION 2.10 Solvency...................................................4
   SECTION 2.11 Transactions with Affiliates...............................5
   SECTION 2.12 Business Plan..............................................5
   SECTION 2.13 Turnberry Development, LLC.................................5

ARTICLE 3 - CONDITIONS OF OBLIGATION OF PURCHASER TO  PURCHASE THE NOTE....7
   SECTION 3.1 Opinion of Counsel of the Company...........................7
   SECTION 3.2 Performance of Obligations..................................7
   SECTION 3.3 Representations True; No Note Event of Default..............7
   SECTION 3.4 Consents and Approvals......................................7
   SECTION 3.5 Operating Agreement.........................................7
   SECTION 3.6 Proceedings, Instruments, etc.  -...........................7
   SECTION 3.7 Closing Documents...........................................8
   SECTION 3.8 Legislation.................................................8
   SECTION 3.9 No Proceedings..............................................8
   SECTION 3.10 Purchase Agreement.........................................8
   SECTION 3.11 Security Agreement.........................................8

ARTICLE 4 - NEGATIVE COVENANTS.............................................8
   SECTION 4.1 Covenants of the Company....................................8
   SECTION 4.2 Infrastructure Costs.......................................10

ARTICLE 5 - AFFIRMATIVE COVENANTS.........................................10
   SECTION 5.1 Existence..................................................11
   SECTION 5.2 General Maintenance of Properties and Business, etc........11
   SECTION 5.3 Notice of Certain Events and Conditions....................11
   SECTION 5.4 Inspection.................................................12
   SECTION 5.5 Payment of Taxes and Claims................................12
   SECTION 5.6 Payment; Performance of Contracts..........................13
   SECTION 5.7 Financial Statements. (a)..................................13
   SECTION 5.8 Copies of Management Letters, etc..........................14
   SECTION 5.9 Management.................................................14

ARTICLE 6 - NOTE CONVERSION OPTION........................................14
   SECTION 6.1 (a)........................................................14

ARTICLE 7 - ADDITIONAL RIGHTS AND OBLIGATIONS.............................15
   SECTION 7.1 Right of First Refusal.....................................15
   SECTION 7.2 Repurchase of Note.........................................16

ARTICLE 8 - DEFINITIONS; MISCELLANEOUS....................................17
   SECTION 8.1 Definitions................................................17
   SECTION 8.2 Directly or Indirectly.....................................23
   SECTION 8.3 Accounting Terms...........................................23
   SECTION 8.4 Governing Law..............................................24
   SECTION 8.5 Independence of Covenants..................................24
   SECTION 8.6 Construction...............................................24

ARTICLE 9 - MISCELLANEOUS.................................................24
   SECTION 9.1 Notices....................................................24
   SECTION 9.2 Survival...................................................25
   SECTION 9.3 Successors and Assigns; Transfer of the Note...............25
   SECTION 9.4 Amendment and Waiver.......................................26
   SECTION 9.5 Severability...............................................26
   SECTION 9.6 Indemnification Against Claims, etc........................27
   SECTION 9.7 Counterparts...............................................28
   SECTION 9.8 Reproduction of Documents..................................28
   SECTION 9.9 Captions...................................................28
   SECTION 9.10 No Agency.................................................28
   SECTION 9.11 Entire Agreement..........................................28
   SECTION 9.12 No Waiver.................................................28
   SECTION 9.13 Expenses..................................................28
   SECTION 9.14 Subordination; Estoppel...................................29


                                    EXHIBITS

Exhibit A................................Form of Note
Exhibit B................................Form of Security Agreement
Exhibit C................................Terms of Repurchase Note



                                                     SCHEDULES

Schedule 2.1...........................................Subsidiaries, Etc.
Schedule 2.2........................................Membership Interests
Schedule 2.11...............................Transactions with Affiliates





                             NOTE PURCHASE AGREEMENT

     This NOTE PURCHASE AGREEMENT ("Agreement"), dated as of March 1, 2000, among Orion Casino Corporation, a Nevada corporation, as purchaser ("Purchaser"), and Turnberry/Las Vegas Boulevard, L.L.C., a Nevada limited liability company, as issuer (the "Company"). In consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                     ARTICLE 1 - ISSUANCE AND SALE OF NOTE

     SECTION 1.1 Authorization of Note.

     The Note. The Company has duly authorized the execution, delivery, offer, issuance and sale of a promissory note having a principal amount of $23,000,000 minus Excess Demolition Costs (as hereinafter defined) and a maturity date of the thirtieth (30th) anniversary of the date of issuance (which, together with any note or notes issued in substitution therefor or upon transfer to a Person other than the Purchaser, is herein collectively referred to as the "Note"). The Note shall have such terms, provisions and conditions as are set forth in the form of the Note attached as Exhibit A hereto and made a part hereof.


     SECTION 1.2 Purchase and Sale of the Note

     (a) Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Note.

     (b) The Closing. The Note is to be sold and delivered at a closing to be held on such date and at such time as shall be agreed upon by Purchaser and the Company, and in any event not later than June 1, 2000, time being of the essence with respect to such date (such date and time being hereinafter called the "Closing Date"), at the offices of Gordon & Silver, Ltd., 3960 Howard Hughes Parkway, Las Vegas, Nevada or at such other location to which the parties may agree.

     (c) Closing Deliveries. At the Closing, the Company shall deliver to the Purchaser the Note in the principal amount of $23,000,000 minus Excess
Demolition Costs, duly executed by the Company, dated the Closing Date, registered in the name of the Purchaser, and the Purchaser shall pay the purchase price for the Note in the amount of $23 million minus Excess Demolition Costs (the "Purchase Price") by instructing the Company to offset the Purchase Price against the amount payable by the Company to the Purchaser under the Purchase Agreement (as hereinafter defined).

     SECTION 1.3  Definitions,  etc.

     Certain terms used in this Agreement are defined in Article 8 hereof; references to a "Schedule" or "Exhibit" are, unless otherwise specified, to the Schedules and Exhibits attached to this Agreement. All of the Schedules and Exhibits attached to this Agreement are hereby incorporated by reference herein in their entirety.

           ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:


     SECTION 2.1 Organization and Authority.

The Company:


          (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada;


          (ii) has all requisite power and authority to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and


          (iii) has no Subsidiaries, and other than as set forth in Schedule 2.1 hereto, does not own, directly or indirectly, more than one percent (1%) of the total outstanding capital stock or similar class of equity securities of any Person, and does not, directly or indirectly, exercise control or have the ability, directly or indirectly to exercise control, over any Person.

     SECTION 2.2 Membership Interests; Operating Agreement.

     The outstanding membership interests of the Company are owned, of record and beneficially, by the Turnberry Affiliate and other Persons (if any) identified in, and having the percentage ownership interests set forth in,
Schedule 2.2 hereto. Except as listed in Schedule 2.2, there are no Liens, encumbrances, subscriptions, options, warrants, calls or other rights, agreements or commitments relating to the purchase from or issuance by the Company of any membership interests. No further approval or authority of the Members will be required for the issuance and sale to the Purchaser of the membership interests pursuant to the provisions of Section 6.1 of this Agreement. Except as set forth in Schedule 2.2 hereto, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any outstanding membership interests in the Company. The representations and warranties set forth in this Section 2.2 will be updated as of the Closing by the Company's delivery to the Purchaser of an Amended and Restated Schedule 2.2 and, as so updated, will be true and correct on and as of the Closing Date.

     SECTION 2.3 Contravention; Authority.

     (a) Contravention. The execution, delivery and performance by the Company of this Agreement, and the execution, delivery, offer, sale and issuance by the Company of the Note and each of the other documents and agreements related to any of the foregoing, the consummation by the Company of the transactions contemplated hereby and thereby, and the incurrence by the Company of the debt represented by the Note will not, with or without the giving of notice, the passage of time or both, (i) result in any breach or violation of, or conflict with, any statute, law (including any judicial decision), or any judgment, writ, injunction, order, rule, award, decree or regulation of any court, governmental authority or arbitration board or other tribunal; (ii) violate or result in any breach of any of the provisions of, or constitute a default under, give rise to a right of termination or cancellation of, or accelerate the performance required by any terms of, as the case may be, any indenture, mortgage, agreement, lease, license, note, permit, franchise, contract, deed of trust or other instrument to which the Company is a party or by which the Company or any of its properties may be bound, or result in the creation of any Lien upon any of the properties or assets owned by the Company; or (iii) violate or conflict with any provision of the certificate of formation or Operating Agreement of the Company.

     (b) Validity. The Company has all requisite power and authority to execute, deliver and perform this Agreement, to execute, deliver, issue, sell and pay or satisfy its obligations under the Note, and to consummate the transactions contemplated hereunder. This Agreement has been and, upon consummation of the Closing, the Note will have been, duly and validly authorized, executed and delivered by the Company, and this Agreement constitutes and, upon consummation of the Closing, the Note will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Member has all requisite power and authority to execute, deliver and perform the Security Agreement, and to consummate the transactions contemplated thereunder. The Security Agreement has been duly and validly authorized, executed and delivered by each of the Members, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 2.4 Consents.

     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and the execution, delivery, offer, issuance and sale by the Company of the Note, are within its powers, have been duly authorized by all necessary action on its part and do not and will not require any consent or approval of any Person (other than consents or approvals which have been obtained) or any authorization, consent or approval by, or registration, qualification, declaration or filing with, or notice to any federal, state, municipal or other governmental body, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign (other than actions and filings that have been taken or made). The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give might have a Material Adverse Effect.

     SECTION 2.5 Compliance with Other Instruments, etc.

     The Company is not: (a) in violation of any term of its Operating Agreement (with respect to the Company); or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness for Money Borrowed or any other evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness for Money Borrowed or other evidence of Indebtedness has been issued; or (ii) any other material instrument or agreement to which it is a party or by which it is bound or any of its properties is affected.

     SECTION 2.6 Compliance with Law, etc.

     The Company is not in violation of laws, ordinances or governmental rules and regulations to which it is subject, except where such violation(s) would not have a Material Adverse Effect. The Company is not in default with respect to any order, decision, finding, writ, injunction, judgment or decree of any court or other governmental or public body, department, official, authority or agency or arbitrator or arbitration panel except where such default would not have a Material Adverse Effect.

     SECTION 2.7 Litigation.

     There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company which, individually or in the aggregate, might have a Material Adverse Effect, or a material adverse effect on the ability of the Company to consummate the transactions contemplated in this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, might have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or that could question the validity or enforceability of this Agreement or the Note.

     SECTION 2.8 Broker's or Finder's Commissions.

     No broker's or finder's fee or similar fee or commission will be payable by the Company with respect to the issuance, offer, sale and delivery of the Note or with respect to any of the transactions contemplated hereby.

     SECTION 2.9 Other Names.

     The businesses conducted by the Company and its Members prior to the date hereof have not been conducted, during the past four (4) months, under any names other than their present names.


     SECTION 2.10 Solvency.

     The Company is and, immediately after giving effect to the issue, sale and delivery of the Note and the consummation of the other transactions contemplated by this Agreement will be, Solvent.


     For purposes of this Section 2.10, the term "Solvent" shall mean that:


     (a) the assets of the Company, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company; and

     (b) the Company does not have an unreasonably small capital with which to engage in its current or anticipated business.

     For purposes of this Section 2.10, the "fair valuation" of the assets of the Company shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value (including the sale of the entire business of the Company as a going concern), conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. For the purpose of this Section 2.10, contingent and unmatured liabilities shall be computed at amounts that, in light of all facts and circumstances existing at the time of determination thereof, can reasonably be expected to become actual or matured liabilities.


     SECTION 2.11 Transactions with Affiliates.

     Except as disclosed in Schedule 2.11, the Company is not a party to any contract, agreement or arrangement (whether written or oral) with any Member of the Company (or any of their Material Related Persons) or any of their respective Affiliates the terms of which are not commercially reasonable or are less favorable to the Company than the Company could obtain in a comparable arm's-length transaction with an unrelated Person.

     SECTION 2.12 Business Plan.

     The Company contemplates developing the El Rancho Property in accordance with a proposed plan, a copy of which has been delivered to the Purchaser, and in conformity with a proposed time schedule, which also has been delivered to the Purchaser. Such plan and time schedule are preliminary and may be modified at the sole discretion of the Members, and is subject to delays caused by force majeure or other matters beyond the reasonable control of the Company or its Members.

     SECTION 2.13 Turnberry Development, LLC.

     Turnberry Development, LLC is an existing limited liability company which is the developer, and the owner's agent and supervisor, of Turnberry Place.

          ARTICLE 2A - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


     The Purchaser hereby represents and warrants to the Company as follows:


                  SECTION 2A.1 Organization and Authority.

The Purchaser:

     (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

     (ii) has all requisite power and authority to own and operate its properties, to conduct its business as currently conducted and as currently proposed to be conducted; and

     (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify might have a Material Adverse Effect.

     SECTION 2A.2 Corporate Power and Authority.

     The Purchaser has all requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereunder, and to perform its obligations under this Agreement. This Agreement and the transactions contemplated hereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


     SECTION 2A.3 No Conflicts; Consents and Approvals.

     The execution, delivery or performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated in this Agreement, will not:


     (i) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Purchaser, or any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Purchaser is a party and which is material to the Purchaser, including but not limited to the instruments and agreements governing, securing and evidencing the Indebtedness of the Purchaser (or its Affiliates) to CSFB;


     (ii) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to the Purchaser or its properties or assets; or


     (iii) require any action or consent or approval of, or review by, or registration with any governmental entity.


     SECTION 2A.4 Litigation.

     There is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Purchaser, threatened, against the Purchaser or any of its Affiliates which, individually or in the aggregate, might have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated in this Agreement. The Purchaser is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, might have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.


     SECTION 2A.5 Investment Intent.

     The Purchaser is acquiring the Note solely for its own account for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or applicable state securities laws. The Purchaser hereby acknowledges (i) that neither the Note nor the membership interest in the Company issuable upon conversion of the Note as provided for in Section 6.1 of this Agreement (the "Conversion LLC Interest," and together with the Note, sometimes collectively referred to herein as the "Securities") have been or will be registered under the provisions of the Securities Act, and must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available; (ii) that any sale of the Securities made in reliance upon Rule 144 (as defined herein) or Rule 144A (as defined herein) can be made only in accordance with the terms and conditions of such Rules and, further, that i such Rules are not applicable, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act (as defined herein) or the rules and regulations of the Securities and Exchange Commission (as defined herein), or other governmental authority substituted therefor; and (iii) that the Company is under no obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.


             ARTICLE 3 - CONDITIONS OF OBLIGATION OF PURCHASER TO
                               PURCHASE THE NOTE

     The Purchaser's obligation to purchase the Note and to consummate the other transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction (or waiver by the Purchaser, in its sole discretion), prior to or on the Closing Date, of the following conditions:

     SECTION 3.1 Opinion of Counsel of the Company.

     The Purchaser shall have received an opinion, dated the Closing Date, from outside counsel to the Company, in connection with the transactions contemplated by this Agreement, as to (i) the Company's power and authority, (ii) due authorization, execution and delivery, (iii) enforceability, (iv) usury and (v) non-contravention of laws, regulations or (to such counsel's knowledge) orders, in form and substance reasonably satisfactory to the Purchaser.

     SECTION 3.2 Performance of Obligations.

     The Company shall have performed and complied with all of its agreements and conditions contained herein prior to or on the Closing Date, and the Purchaser shall have received a certificate from the Chief Financial Officer of the Company, dated the Closing Date, to such effect.


     SECTION 3.3 Representations True; No Note Event of Default.

     The representations and warranties of the Company set forth in Article 2 of this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. There shall exist on the Closing Date no Note Event of Default, assuming for this purpose that the Note had been outstanding immediately prior to the Closing Date. The Purchaser shall have received a certificate from the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect of each of the foregoing sentences, as applicable.


     SECTION 3.4 Consents and Approvals.

     The Company shall have obtained all necessary consents, waivers, approvals and authorizations required to consummate the transactions contemplated by this Agreement.


     SECTION 3.5 Operating Agreement.

     The Company's certificate of formation and the Operating Agreement in the form delivered to the Purchaser under Section 3.7 shall be in full force and effect without further amendment or modification thereto, and the Purchaser shall have received evidence of the filing of such certificate.

     SECTION 3.6 Proceedings, Instruments, etc.

     All  proceedings  and  actions  taken on or prior  to the  Closing  Date in connection with the transactions contemplated by this Agreement and all instruments incident thereto shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser and its counsel shall have received copies of all documents that the Purchaser or its counsel may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Agreement, in form and substance reasonably satisfactory to the Purchaser and the Purchaser's counsel).


     SECTION 3.7 Closing  Documents.

  The  Purchaser  and its counsel shall have
received from the Company and found satisfactory in form and substance, a certificate of an authorized officer: (i) certifying complete and accurate copies of the certificate of formation and Operating Agreement in effect as of the Closing Date, (ii) certifying the adoption by the Members of resolutions approving this Agreement, the Note and the other agreements, documents and instruments contemplated by this Agreement or the Note, and the transactions contemplated therein, respectively, (iii) certifying the incumbency and signatures of the officers of the Company authorized to execute this Agreement, the Note and each of the foregoing agreements, documents and instruments, and
(iv)  certifying  a complete  and  accurate  copy of the  Amended  and  Restated
Schedule 2.2 referred to in Section 2.2 hereof. The Purchaser and its counsel shall have also received, and found satisfactory in form and substance, copies of such other agreements, documents, certificates and instruments as the Purchaser and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement and the Note.

     SECTION 3.8 Legislation.

     No federal, state, local or foreign law, rule or regulation shall have been enacted which prohibits the consummation of the transactions contemplated hereby.


     SECTION 3.9 No Proceedings.

     No order of any court or governmental authority shall be in effect which restrains or prohibits the transactions contemplated hereby.

     SECTION 3.10 Purchase Agreement.

     The Purchase Agreement shall have been executed and delivered by the Company and the Purchaser and the closing thereunder shall have occurred or be occurring on the Closing Date.

     SECTION 3.11 Security Agreement.

     The Security Agreement (and UCC-1 financing statements required thereby) shall have been executed and delivered by the Company and all of its Members in favor of the Purchaser on the Closing Date.


                        ARTICLE 4 - NEGATIVE COVENANTS

     SECTION 4.1 Covenants of the Company.

     The Company covenants and agrees that, for so long as the Note is outstanding, the Company shall not, without the prior written consent of the
Purchaser:


          (a) Related Transactions. Enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees or other amounts) with any Member, Material Related Person or employee of the Company or any Affiliate of any of the foregoing, except that:


               (i) the Company may retain the services of Turnberry Development,
          LLC or an Affiliate thereof to manage the Company, including management of all of the day-to-day business of the Company and all major management decisions, provided that the annual compensation in respect thereof shall not exceed four percent (4%) of annual project costs, such management fee to be adjusted upwards (but never downwards) every 10 years to reflect the then current market-rate management fee for comparable services, if applicable;

               (ii)  the   Company  may  retain  the   services   of   Turnberry
          Development, LLC or an Affiliate thereof to act as sales and marketing agent of the Company on the same basis and terms as Turnberry Development, LLC or an Affiliate thereof presently provides sales and marketing services for Turnberry Place, it being understood and agreed that the compensation in respect thereof would be a marketing fee for any period equal to 2% of reasonably projected revenue from condominium sales for such period and a sales commission of 4% of each condominium sale;

               (iii) The Company may retain the services of Turnberry Development, LLC or an Affiliate thereof to provide construction management or other specific services required by the Company provided that Turnberry Development, LLC or such Affiliate has the capability and competency to provide such services and the compensation therefor does not exceed that amount which the Company would otherwise pay for such services if it were to hire a non-affiliated third party to perform them; and further provided as to clauses (i), (ii) and (iii) above that such compensation is paid by the Company solely for services actually rendered to the Company and that such compensation will be reduced by amounts (if any) paid or payable by the Company to any other Person for providing management, sales or marketing or construction management services to the Company;

               (iv) any Member or Affiliate of a Member may lend money to the Company, as reasonably necessary for the Company's business, on such other terms as are not less favorable to the Company than could be obtained by the Company in an arm's length transaction with an unaffiliated lender;

               (v) the Company may employ persons who are or were employed by Affiliates of the Company (including use of individuals who are shared employees of the Company and its Affiliates at the same time) provided that the compensation payable by the Company does not exceed that amount which the Company would otherwise pay for such services if it were to hire persons who had no present or prior connection to any Affiliate of the Company and provided that in cases where an employee performs services for the benefit of the Company and Turnberry Place or any other Affiliate of the Company, a fair allocation of the compensation expense is made between such entities; and

               (vi) the Company may accrue an incentive fee ("Incentive Fee") to Shopping Center Management d/b/a Turnberry Associates, or to Turnberry Development, LLC or an Affiliate of either of them, in an amount, for any period, of ten percent (10%) of the Company's Adjusted Net Operating Income for such period, provided that if the Company's Adjusted Net Operating Income for any period is negative (an "Adjusted Net Operating Loss"), the Adjusted Net Operating Loss shall be carried forward and applied to reduce Adjusted Net Operating Income for subsequent period(s), and further provided that accrued Incentive Fee shall not be paid by the Company until the Company has made aggregate payments of principal and interest under the Note equal to the difference between $23,000,000 and the amount of Excess Demolition Costs, if any.

          (b) Restricted Payments. Authorize or make any distribution to a Member or any other Restricted Payment, whether or not to any Member, any Material Related Person or to their respective Affiliates, or otherwise; provided, however, that (i) distributions to Members may be made to the extent not prohibited by the Note, if no Note Event of Default has occurred and is continuing, and no event which with the giving of notice or the passage of time, or both, would become an Event of Default under Section 5.1(a) or 5.1(b) of the Note has occurred or is continuing or would result upon such Restricted Payment, and (ii) compensation may be paid as permitted by Section 4.1(a) above.

          (c) Loan and Guarantees. Make any loan to any Person or make any Guaranty, except for Guarantees issued in the ordinary course of the Company's business.


          (d) Investments. Make any Investment in (i) any Person other than in the ordinary course of business, except for Investments in obligations of or guaranteed by the United States, short-term certificates of deposit or similar instruments issued by commercial banks and other money market instruments, (ii) any real property other than the El Rancho Property and the adjacent Algiers Property or (iii) any project, development, business or venture other than development of the El Rancho Property or the Algiers Property and any project, business or venture which is principally conducted at such real property.

          (e) Subsidiaries and Affiliates. Create any Subsidiary of the Company;

          (f) Certain Decisions. Approve any decision or take any action other than in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; or


          (g) Admission of Members. Admit any Person as a member in the Company unless such Person shall have joined in and agreed to be bound as a member by the Security Agreement.


     SECTION 4.2 Infrastructure Costs

     In connection with the development of a high rise condominium tower on the El Rancho Property (if the same is ever developed by the Company), no cost attributable solely to infrastructure (including but not limited to use of condominium model and sales office) from Turnberry Place and/or the Turnberry Affiliate which is managing Turnberry Place shall be allocated to said high rise condominium tower or to the Company. However, all direct costs and a fair share of all other allocable costs and expenses associated with the Company's development of said high rise condominium tower and the physical incorporation of such tower with Turnberry Place may be paid by the Company.


                      ARTICLE 5 - AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, for so long as the Note is outstanding, the Company shall:


     SECTION 5.1 Existence.

     Take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited liability company, and will not liquidate or dissolve and will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification unless the failure to be so qualified would not have a Material Adverse Effect.



     SECTION 5.2 General Maintenance of Properties and Business, etc.


          (a) Maintain its property in such condition and make such reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith shall be conducted properly at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;


          (b) maintain or cause to be maintained, with financially sound insurers of nationally recognized stature and responsibility, insurance with respect to its properties and business of such a nature, with such terms and in such amounts, as a prudent person would maintain with respect to similar properties and a similar business, and, in any event, will maintain insurance on all its properties of a character usually insured by Persons engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such Persons, and carry or cause to be carried, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by Persons engaged in the same or a similar business similarly situated;


          (c) keep proper books of record and accounts in which full, true and correct entries in all material respects will be made of its dealings and business transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved;


          (d) set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization, third party insurance payment and claims and accruals for taxes based on or measured by income or profits and for all other taxes; and


          (e) use its best efforts to obtain and maintain in full force and effect, and without revision or amendment that might have a Material Adverse Effect, all licenses, authorizations, building and other permits, variances, certificates, consents, approvals, registrations, franchises, permits, waivers, copyrights, trademarks, service marks, trade names and patents, commitments, contracts, agreements and arrangements, and all rights with respect to the foregoing, that are necessary to effectuate the Company's business plan (as in effect from time to time).

     SECTION 5.3 Notice of Certain Events and Conditions.

     Give prompt written notice to the Purchaser of (a) any event of default (or any event which with notice or lapse of time or both would constitute an event of default) or default (i) under any evidence of Indebtedness (including the
Note) in an aggregate amount of $250,000 or more of the Company or (ii) under any indenture, mortgage or other agreement or instrument relating to any such evidence of Indebtedness (including this Agreement or the Note) or (iii) under any other agreement or instrument relating to the membership interests in the Company, (b) any threatened or pending action, suit or proceeding against the Company or its properties or assets which might have a Material Adverse Effect or which in any manner questions the validity of this Agreement, the Note, the Conversion Interest or any other document or agreement relating to any of the foregoing, (c) any event or condition which might have a Material Adverse Effect, (d) any default beyond any applicable grace period under the terms and provisions of any material contract to which the Company is a party or by which it or any of its properties may be bound or affected, and (e) any threatened or actual suspension, termination or revocation of any material license, permit, authorization, franchise or other certificate necessary to the proper conduct of the business of the Company. The Company will provide the Purchaser with reasonably prompt notice and with copies of all amendments and supplements to the Company's Operating Agreement, and with such additional information with respect to all of the foregoing as may be reasonably requested by the Purchaser.

     SECTION 5.4 Inspection.

     Permit the Purchaser, by its representatives, agents or attorneys, to examine all books of account, records, reports and other papers of the Company, to make copies and take extracts from any thereof, to discuss the affairs, finances and accounts of it with its officers and independent accountants (and by this provision the Company hereby authorizes said accountants to discuss with the Purchaser the finances and accounts of the Company) and to visit and inspect, at reasonable times during normal business hours, the properties of the Company. Each such inspection shall be at the expense of the Purchaser making the inspection, unless such inspection shall be made as a result of the occurrence and during the continuance of any Note Event of Default (in which event, the expense of such inspection shall be borne by the Company).
Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses in connection with any such inspection incurred by the Company, any officers and employees thereof and the attorneys and independent accountants therefor shall be expenses payable by the Company and shall not be expenses of the Purchaser. The Purchaser acknowledges that the Purchaser will hold, and will cause its counsel and agents to hold, in confidence and not disclose any confidential data or information (other than information that is now or hereafter becomes in the public domain other than through the actions of any holder or their agents or that was previously in the Purchaser's possession) made available to the Purchaser in connection with this Agreement using the same standard of care to protect such confidential data or information as is used to protect the Purchaser's confidential information.

     SECTION 5.5 Payment of Taxes and Claims.

     Pay and discharge promptly when due:


          (a) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges and levies imposed upon it, its income or profits or any of its properties, before the imposition of any interest or penalty; and

          (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property which could reasonably be expected in the judgment of a prudent business person to have a Material Adverse Effect; provided, however, that none of the foregoing above need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established and maintained in accordance with generally accepted accounting principles with respect thereto, title of the Company to the particular property shall not be divested thereby and the right of the Company to use the particular property shall not be materially adversely affected thereby. The Company will file all federal, state and local tax returns and all other tax reports as required by law.

     SECTION 5.6 Payment; Performance of Contracts.

     Duly and punctually pay or cause to be paid the principal of, and interest on, the Note and will duly and punctually perform or cause to be performed all actions to be done or performed under this Agreement, the Note, and the Security Agreement.

     SECTION 5.7 Financial Statements.

     (a) Furnish to the Purchaser, as soon as available, but in any event within forty-five (45) days after the close of each of the first three (3) quarterly accounting periods in each Fiscal Year, (i) an unaudited balance sheet of the Company prepared in accordance with generally accepted accounting principles as at the end of such quarter, (ii) an unaudited statement of income of the Company prepared in accordance with generally accepted accounting principles for that quarter and for the portion of the Fiscal Year ending with such quarter, (iii) an unaudited statement of members' equity of the Company prepared in accordance with generally accepted accounting principles for that quarter, and (iv) an unaudited statement of cash flows of the Company prepared in accordance with generally accepted accounting principles; all such statements provided for by clauses (i), (ii), (iii) and (iv) shall be in reasonable detail and shall set forth comparable figures for the same accounting period in the preceding Fiscal Year.

     (b) Furnish to the Purchaser, as soon as available, but in any event within ninety (90) days after the close of each Fiscal Year of the Company, a balance sheet of the Company prepared in accordance with generally accepted accounting principles as at the end of such year, and statements of income, retained earnings and cash flows of the Company prepared in accordance with generally accepted accounting principles, reflecting their operations during said year. All such financial statements shall be in reasonable detail and shall set forth comparable figures for the preceding Fiscal Year, and shall be reviewed (or audited) by the Company's independent public accountants.

     (c) Deliver to the Purchaser, at the time of the delivery to the Purchaser of the reports and financial statements referred to in paragraphs (a) and (b) above, a certificate signed by the Chief Financial Officer of the Company, (i) certifying that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants concur), and present fairly the financial condition of the Company as of the end of such periods and the results of its operations for the periods then ended, subject, in the case of interim financial statements, to year-end adjustments; and (ii) setting forth whether there existed as of the date of such financial statements and whether, to the best of his or her knowledge, there exists on the date of his or her certificate or existed at any time during the period covered by such financial statements, any Note Event of Default , and, if any such Note Event of Default exists on the date of his or her certificate or existed during such period, specifying the nature and period of existence thereof and the action the Company is taking, has taken or proposes to take with respect thereto.

     SECTION 5.8 Copies of Management Letters, etc.

     Furnish to the Purchaser, promptly after the receipt thereof by the Company, copies of all management letters or similar documents submitted to the Company by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Company.

     SECTION 5.9 Management.

     Be managed by Turnberry Development, LLC or an Affiliate thereof (i) in a prudent manner, with the same skill and care as a reasonably prudent person would exercise under like circumstances, and (ii) in good faith with undivided loyalty to the Company, all consistent with Turnberry Development, LLC or such Affiliate's duties to the Company and its members under the Operating Agreement.


                       ARTICLE 6 - NOTE CONVERSION OPTION

     SECTION 6.1

     (a) Grant of Note Conversion Option. The Company hereby grants to the Purchaser an option pursuant to which the Purchaser will have the right, but not the obligation, to elect to convert the principal amount of the Note then outstanding into the Conversion LLC Interest representing 30%* of the then outstanding membership interests in the Company, exercisable, by written notice to the Company in which the Purchaser joins as a member in, and agrees to be bound as a member by, the Operating Agreement, at the following times: (i) at any time during the 180-day period beginning on the fifteenth (15th) anniversary of the date hereof; (ii) at any time after any claim shall have been made in writing by the Company, any successor thereto, any Member or any other person claiming through the Company, or by any governmental agency or official purporting to have jurisdiction, that any amount of interest or other sum payable under the Note exceeds any maximum rate or charge permitted by applicable law, or is civilly or criminally usurious, until such claim is withdrawn or dismissed; and (iii) at any time during the existence of a Note Event of Default described in Section 5.1(e) or (f) of the Note or any one or more Note Events of Default described in Section 5.1(a), (b) or (c) of the Note wherein the amount involved, individually or in the aggregate, exceeds $100,000. In addition, this Note automatically shall be converted into the Conversion LLC Interest on the day immediately preceding the thirtieth (30th) anniversary of the date of this Note. Upon exercise of such option to convert, or upon automatic conversion pursuant to the immediately preceding sentence, the Note automatically shall be deemed converted into a membership interest in the Company having (A) all rights and obligations incident to a 30%* equity interest in the Company, (B) an initial capital account in the Company equal to 30%* of the total capital accounts of all Members (including assignees whether or not the assignees are admitted as Members) of the Company, including the Purchaser as of the time immediately after the Purchaser shall have become a Member, and
(C) the same proportional voting rights and other rights as any other Member pursuant to the Operating Agreement (in addition to its rights hereunder), without further action by any person. The Company promptly shall confirm, in writing, the issuance of the Conversion LLC Interest as aforesaid by written notice to the Purchaser. Promptly upon the Purchaser's receipt of such written confirmation, the Purchaser shall mark the Note "canceled" and return it to the Company, except that if any amounts were due and payable under Section 1.1(a)(ii) or Section 1.1(b) of the Note prior to conversion, such amount shall continue to be due and payable notwithstanding any such conversion and the Purchaser shall have the right to retain and enforce the Note until all amounts owing under the Note immediately prior to the conversion shall have been fully paid and satisfied.

     *The Purchaser's Conversion Option will increase from 30% to 33 1/3% if, at the Closing Date, the Company has not added as a Member having a 10% interest a third party with whom the Purchaser or an Affiliate of the Purchaser has agreed to a business transaction in which the Purchaser (or such Affiliate of Purchaser) is compensated for use of income tax losses.


     (b) Access to Information. In order to facilitate the exercise of the Conversion Option by the Purchaser, the Company shall provide copies of the Operating Agreement and all amendments thereto to the Purchaser upon the Purchaser's request from time to time, and the Company and the Members shall permit the Purchaser, its Affiliates and their representatives to inspect, during the Company's normal business hours and with two (2) Business Days' notice, the books and records of the Company and of the Members (with respect to the Members' books and records, only to the extent that such information relates to the Company), and to meet with, ask questions of and receive answers from the management and independent accountants of the Company.


                 ARTICLE 7 - ADDITIONAL RIGHTS AND OBLIGATIONS

     SECTION 7.1 Right of First Refusal.

     The Company shall not transfer all or substantially all of its assets except (i) any ground lease of a part in the El Rancho Property for development of a casino, or (ii) with the prior written consent of the Purchaser or (iii) pursuant to a bona fide sale to an unaffiliated third party permitted by this
Section 7.1 as follows:


          (a) In the event the Company desires to sell all or substantially all of its assets in any single transaction or series of related transactions (for which purpose, sales of individual condominium units in the ordinary course of business are not a series of related transactions) the Company shall give written notice (a "Notice of Sale") thereof to the Purchaser stating that the Company desires to make such sale and setting forth (in the Notice of Sale and/or attachments thereto) the terms and conditions of the proposed sale. Such Notice of Sale shall constitute an irrevocable offer by the Company to the Purchaser to sell the same assets as specified in the Notice of Sale upon the same terms and conditions as are set forth therein. Within forty-five (45) days after receipt of the Notice of Sale (time being of the essence), the Purchaser may elect to purchase all, but not less than all, of the assets proposed to be sold, as specified in the Notice of Sale, upon the same terms and conditions as set forth therein, by delivery of a notice ("Purchaser's Notice") to the Company stating that the Purchaser elects to purchase such assets on the terms and conditions of the Notice of Sale, that such election is irrevocable, and the source of financing for such purchase (if known). Delivery of the Purchaser's Notice shall constitute a contract among the Company and the Purchaser for the sale and purchase of the subject assets upon the applicable terms and conditions of the Notice of Sale.

          (b) If the Purchaser fails to elect to purchase all of the assets covered by the Notice of Sale within the time period specified in paragraph
     (a) above, then the Company may, within (180) days after the end of the forty-five (45) day period referred to in paragraph (a), sell all of the assets covered by the Notice of Sale to one or more third parties who or which are not Affiliates of the Company upon the same terms and conditions as had been set forth in the Notice of Sale. If the Company shall fail to sell the assets covered by the Notice of Sale in accordance with the immediately preceding sentence, the right of first refusal under this
     Section 7.1 shall again apply in connection with any subsequent transfer of such assets in any transaction or series of transactions which constitutes a transfer of all or substantially all of the Company's assets.

     SECTION 7.2 Repurchase of Note.

          (a) In the event the Company (or any other Person with whom the Company has a ground lease) shall attempt to develop the El Rancho Property or any portion thereof in part as a casino operation and shall be denied or found unsuitable by the applicable state gaming control authority for, or otherwise precluded from obtaining or subjected by the applicable state gaming control authority to unduly burdensome terms and conditions or significant delays in connection with obtaining, necessary licenses (or is notified by any such governmental authority that it intends to deny any such license) due to the Purchaser's interest, or the indirect interest (through the Purchaser) of International Thoroughbred Breeders, Inc. ("ITB") or any other Person associated with the Purchaser, in the Note or the El Ranch Property, or any such license is revoked or threatened in writing to be revoked or to be subjected to unduly burdensome terms and conditions by the applicable state gaming control authority due to the Purchaser's interest, or the indirect interest (through the Purchaser) of ITB or any Person associated with Purchaser, in the Note or the El Rancho Property (each of which is, and all of which collectively are, hereinafter called a "License Problem") then, subject to paragraph (b) of this Section 7.2, the Company shall have the right, exercisable at its option, to repurchase the Note for a purchase price equal to the amount which would be due and payable at such time under Section 1.2 of the Note as if the "Maturity Date" under the Note were the date on which the Company shall have given the written notice to the Purchaser described in paragraph (b) of this Section 7.2., provided, however, that if the circumstances giving rise to Company's right to repurchase the Note under this Section 7.2 are resolved prior to consummation of the repurchase, the Company's right to repurchase by reason thereof shall terminate; and further provided that (subject to paragraph (c) of this Section 7.2) such purchase pric shall be payable by the Company's execution and delivery of its promissory note (the "Repurchase Note") in the principal amount of such purchase price, payable on the terms described in Exhibit C hereto. Payment of the Repurchase Note shall be secured by a pledge by all Members of the Company of the same collateral as secures the Note, on the same terms as described in the Security Agreement.

          (b) Once the Company determines that a License Problem described in this Section 7.2 exists giving rise (or which could reasonably be expected to give rise) to its right to repurchase the Note, it shall promptly give written notice thereof to the Purchaser and the Purchaser shall have a reasonable period of time after receipt of such notice, such that progress of the Project is not unreasonably delayed, to assign the Note or the Casino Note (as defined below) to another Person whose ownership of the Note or Casino Note, as applicable, with reasonable certainty (as reasonably determined by the Company), would not prevent the Company (or any such other Person with whom the Company has a ground lease) from obtaining the necessary licenses to operate a casino without the imposition of unduly burdensome terms and conditions, or to otherwise cure the license problem to the reasonable satisfaction of the Company.

          (c) If the Company exercises its right to repurchase the Note pursuant to paragraph (a) and (b) of this Section 7.2 and the Purchaser does not timely cure the License Problem to the reasonable satisfaction of the Company as aforesaid, and if payment of the purchase price by delivery of the Repurchase Note will not cure the License Problem to the reasonable satisfaction of the Company, then the Company shall have the right to pay the purchase price for the Note in cash (by wire transfer in accordance with wire transfer instructions which shall be given by the Purchaser).

          (d) In connection with a note assignment referred to in paragraph (b) of this Section 7.2, the Purchaser shall have the right to exchange the Note for two replacement notes (the "Replacement Notes"), one of which (the "Casino Note") shall be convertible as provided in Section 6.1 hereof and shall be payable from Distributable Cash attributable to the casino and related hotel operation (or ground lease of the casino and hotel operation) on the El Rancho Property and, if applicable, the Algiers Property, and the other of which (the "Non-Casino Note") shall not be convertible under
     Section 6.1, shall be deemed to be satisfied in full upon a conversion of the Casino Note under Section 6.1 hereof, and shall be payable as provided in the Note minus any amounts payable under the Casino Note, provided that in no event would any payment be required to be made under the Casino Note which would not have been required to be made under the Note were it still outstanding. The Purchaser shall have the right to submit the forms of such Casino Note and Non-Casino Note to the Company, and the Company will be required to execute and deliver such Replacement Notes upon surrender to the Company of the Note, so long as the obligation of the Company under the Replacement Notes on a combined basis is no greater or less, and no different, than its obligation would have been under the Note were it still outstanding, provided, however, that the form and substance of the Replacement Notes submitted by the Purchaser shall be subject to such changes in form and substance as shall be reasonably required by the Company to the extent such changes do not adversely affect the interest of the Purchaser in any respect other than as had been provided in the Note.

                     ARTICLE 8 - DEFINITIONS; MISCELLANEOUS

     SECTION 8.1 Definitions.

     Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Agreement):


     "Adjusted Net Operating Income" shall mean, for any period, net operating income for such period, determined in accordance with generally accepted accounting principles consistently applied by the Company, minus debt service (principal, interest and creditor fee) payments required to be made within such period on Indebtedness for Money Borrowed. For such purpose, the Indebtedness evidenced by the Note shall not be considered to be Indebtedness for Money Borrowed.


     "Affiliate,"  with  respect to any Person,  shall mean any other Person who
(a) is a director, officer, manager, member, or employee of such Person or of any Affiliate of such Person, (b) directly or indirectly controls or is controlled by or under direct or indirect common control with such Person, (c) beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting securities of such Person or any entity of which such Person beneficially owns or holds, in the aggregate, directly or indirectly, 5% or more of any class of voting securities or (d) has the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Purchaser nor any Person directly or indirectly controlled by the Purchaser shall be deemed to be an Affiliate of the Company solely by reason of ownership of or the exercise of rights resulting from the ownership of any of the Securities or other securities issued in exchange therefor, or by reason of having the benefits of any agreements or covenants of the Company contained in this Agreement. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Company and shall include, without limitation (with respect to the Company), any subsequent or additional Members and any Material Related Person.


     "Algiers Property" shall mean the real property adjacent to the El Rancho Property upon which Algiers Hotel is located.


     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Las Vegas, Nevada.


     "CSFB" shall mean Credit Suisse First Boston Mortgage Capital, LLC, its successors and assigns.


     "Closing Date" shall have the meaning set forth in Section 1.2(b) hereof.


     "Company" shall have the meaning set forth in the preamble hereto.


     "Conversion Option" shall mean, the right to convert the Note into a membership interest in, and become a member of, the Company, as more fully described in Section 6.1 of this Agreement.


     "Conversion LLC Interest" shall have the meaning set forth in Section 2A.5 of this Agreement.


     "El Rancho Property" shall mean the real property conveyed or to be conveyed by the Purchaser to the Company, located in Las Vegas, Nevada, pursuant to the Purchase Agreement.


     "Excess Demolition Costs" shall mean the amount, if any, by which the costs of demolition of the buildings on the El Rancho Property actually incurred by the Company using the proposal for such demolition provided to the Purchaser by the Stanford Company shall exceed $3.9 million.


     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.


     "Fiscal Year" shall mean a fiscal year of the Company, which shall end on December 31st.


     The phrase "generally accepted accounting principles" shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.


     "Guaranty" or "Guarantees," with respect to any Person, shall mean all obligations of such Person guarantying or, in effect, guarantying any Indebtedness, dividend or other obligation or investment of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or investment; or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.


     The words "hereof", "herein", "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section or other subdivision.


     The word "holder," with respect to the Note, shall mean the Person(s) in whose name such Note shall be registered.


     "Immediate  Family"  shall  include,  with respect to any Material  Related
Person,   a  Person's   spouse,   parents,   children,   siblings,   mother  and
father-in-law, sons and daughters-in-law and brothers and sisters-in-law.


     "Indebtedness", with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of capital leases and (c) all Guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of the Company, there shall be included all indebtedness of the Company of the character referred to in the foregoing clauses (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.


     "Indebtedness for Money Borrowed", with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes (except the Note), or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit (except letters of credit or bonds that have not been presented for payment and which have been issued to secure the obligations of the Company to any municipality to construct, develop or complete any on-site or off-site improvements, or to secure a contribution to a municipality for such improvements which contribution is required of the Company in connection with the development or the final approval of a residential home project being developed by the Company), banker's acceptances, interest rate swaps or other financial products; (c) all obligations of such Person to pay the deferred purchase price of assets or services, exclusive of trade payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; (d) all capitalized lease obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of such obligation or liability; and (f) any Guarantees of such Person of any Indebtedness for Money Borrowed of another Person.


     "Investment" shall mean as applied to any Person: (a) any direct or indirect purchase or other acquisition by such Person of capital stock or other securities of or any limited liability company interest, partnership interest or joint venture interest in any other Person, or (b) any direct or indirect loan (including, without limitation, any Guaranty), advance or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, and (c) any direct or indirect purchase or other acquisition by such Person of any assets other than assets used in the ordinary course of business.


     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, security agreement, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.


     "Material  Adverse  Effect"  shall  mean a material  adverse  effect on the
business,   results  of  operations,   properties  or  condition  (financial  or
otherwise) of the Company.


     "Material Related Person" shall mean Jeffrey Soffer (and members of his Immediate Family) or any other Person who is material to the business of Turnberry Development, LLC, and their respective Affiliates.


     "Member" shall mean each member (or similar equity owner) of the Company, including any additional or successor members of the Company who may be admitted after the Closing Date as members of the Company pursuant to the Operating Agreement (and applicable law) and in a manner not violative of the terms of this Agreement. For the purposes of Articles 4, 5 and 6 of this Agreement, the term "Member" shall include all Material Related Persons.


     "Note" shall mean the promissory note to be issued to the Purchaser by the Company as more fully described in Section 1.1(a) hereof.


     "Note Event of Default" shall mean an Event of Default as defined in and under the Note.


     "Operating Agreement" shall mean the limited liability company or operating agreement entered into among the Members of the Company relating to the existence, governance and operation of the Company, as amended from time to time.


     "Permitted Liens" shall mean the following:


          (i) liens for taxes, assessments, levies or other charges not otherwise required to be paid pursuant to the provisions of Section 5.5 hereof;

          (ii) liens and the amount thereof in connection with workmen's compensation, unemployment insurance or other social security obligations;

          (iii)   pledges  or  deposits   made  with  third  parties  to  secure
     obligations of the Company (including customer deposits) in the ordinary course of business;

          (iv) statutory liens, including without limitation liens of mechanics, workmen and contractors, provided that the liens permitted by this clause
     (iv) either  have not been filed or, if such liens have been filed,  either
     (x) a stay of enforcement thereof has been obtained, or (y) such liens have been satisfied of record within thirty (30) days after the date of filing thereof; and

          (v) reservations, exceptions, building or use restrictions, encroachments, easements, rights-of-way, variances and other similar title exceptions affecting the real property owned by the Company, provided that such title exceptions existed as of the consummation of closing under the Purchase Agreement or do not materially interfere with the Company's use or proposed use of such property.

     "Person" shall mean any individual, corporation, partnership, entity, joint venture, association, joint stock company, trust, unincorporated organization or government (or any agency or political subdivision thereof).


     "Purchase Agreement" shall mean that certain Agreement of Sale of even date herewith between the Purchaser and the Company, for the sale by the Purchaser to the Company of certain real property in Las Vegas, Nevada.


     "Purchase Price" shall have the meaning set forth in Section 1.2(a) hereof.


     "Purchaser" shall mean Orion Casino Corporation or any subsequent holder of the Note, and their respective successors and assigns. For the purposes of this Agreement and the Note, any Person to whom any of the Securities are pledged will be deemed to have the same rights and preferences with respect to such Securities under this Agreement and the Note as does the Purchaser, subject to the terms of the pledge documents and instruments relating thereto.


     "Restricted Payment" shall mean (a) any distribution, whether in cash or property, direct or indirect, in respect of membership interests (or similar equity interests) of the Company, or (b) any purchase, redemption, retirement or other acquisition of membership interests (or similar equity interests) of the Company now or hereafter outstanding, or of any warrants, rights or options evidencing a right to purchase or acquire any such membership interests (or similar equity interests); (c) any optional redemption, retirement, purchase or other acquisition of any Indebtedness for Money Borrowed of the Company that, by its terms, is subordinate to any other Indebtedness for Money Borrowed of the Company and (d) any other payment to a Member or any other Affiliate of the Company or of a Member.


     "Rule 144" shall mean Rule 144 under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the SEC from time to time.


     "Rule 144A" shall mean Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the SEC from time to time.


     "SEC" shall mean the United States Securities and Exchange Commission.


     "Securities" shall have the meaning set forth in Section 2A.5 hereof.


     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (including, without limitation, Rule 144 and Rule 144A).


     "Security Agreement" shall mean that certain security agreement, the form of which is attached hereto as Exhibit C, to be dated as of the Closing Date, executed and delivered by the Company and all of its Members in favor of the Purchaser pursuant to which the Purchaser will be granted a security interest in the Members' rights to receive distributions, in order to secure the Company's obligations under the Note.


     "Shared Appreciation" shall have the meaning set forth in Section 1.2 of the Note.


     "Solvent" shall have the meaning set forth in Section 2.11 hereof.


     "Subsidiary", with respect to any Person, shall mean any corporation 50% of the outstanding shares of voting stock or similar interest of which are owned, directly or indirectly, by such Person. "Subsidiary", when used herein without reference to any particular Person, shall mean a Subsidiary of the Company.


     "Taxes" means any income taxes, franchise taxes, gross receipts taxes, transfer taxes, real estate transfer taxes, value added taxes, sales taxes, use taxes, wage and/or employment taxes, excise taxes, real and personal property taxes, taxes measured on or imposed by capital, levies, imposts, duties licensing fee, registration fees, withholding taxes, estimate taxes, and charges of any nature whatsoever relating to any of the foregoing, including without limitation, interest, penalties, fines, additions to tax, assessments and deficiencies related thereto.


     The phrase "this Agreement" shall mean this Note Purchase Agreement (including the annexed exhibits and schedules, and all other collateral agreements, documents, instruments and certificates executed and/or delivered in connection herewith), as it may from time to time be amended, supplemented or modified in accordance with its terms.


     "Turnberry" shall mean Turnberry  Development,  LLC, referred to in Section
2.13 hereof.


     SECTION 8.2 Directly or Indirectly.

     Any provision in this Agreement referring to action to be taken by any Person, or that such Person is prohibited from taking, shall be applicable
whether  such  action  is  taken   directly  or   indirectly   by  such  Person.

     SECTION 8.3 Accounting Terms.

     All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.


     SECTION 8.4 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles of such state. No waiver of any defenses, rights or actions is to be implied by any provision hereof. If any action or proceeding shall be brought by the Purchaser in order to enforce any right or remedy under this Agreement or under any Securities, the Company hereby consents and will submit to the jurisdiction of any of the courts of the State of New Jersey or Nevada and of any federal court located therein and the Purchaser may bring suit against the Company in any of such courts. The Company also hereby waives the right to bring any counterclaims against the Purchaser (but specifically reserves the right to assert any defenses and affirmative defenses against the Purchaser and compulsory counterclaims) in any suit or action in any court of law or equity in which the Purchaser and the Company are adverse parties. The Company waives any right to a jury trial in any action with respect to this Agreement, the Securities, and any other document, agreement or instrument delivered in connection herewith or therewith.

     SECTION 8.5 Independence of Covenants.

     Each covenant made by the Company herein is independent of each other covenant so made. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein.


     SECTION 8.6 Construction.

     This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                           ARTICLE 9 - MISCELLANEOUS.

     SECTION 9.1 Notices.

     All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed given upon receipt thereof if contained in a written instrument and delivered in person, sent by overnight courier, sent by first class registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile telecopier, confirmed by mail, addressed to such party at the address or telecopier number set forth below or at such other address or telecopier number as may hereafter be designated in writing by the addressee to the addressor:


                           (a)      if to the Purchaser:
                                    Orion Casino Corporation
                                    c/o Garden State Park
                                    Route 70 and Haddonfield Road
                                    Cherry Hill, NJ   08034
                                    Attention:  Mr. Francis W. Murray

                                    with a copy to:
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia, PA  19103
                                    Attention:  David S. Petkun, Esquire

                    (b) if to any other holder of a Security: to it at its address listed on the books for the registration and registration of transfer of the Note to be maintained by the Company, and

                           (c)      if to the Company:
                                    Turnberry/Las Vegas Boulevard, L.L.C.
                                    19501 Biscayne Boulevard, Suite 400
                                    Aventura, FL   33180
                                    Attention:  Mr. Ray Parello

                                    with a copy to:
                                    Turnberry/Las Vegas Boulevard, L.L.C.
                                    19501 Biscayne Boulevard
                                    Aventura, FL   33180
                                    Attention:   Legal Department

     Whenever pursuant to this Agreement, notice is required to be given to any or all of the holders of the Note, such requirement shall be satisfied if such notice is given in the manner prescribed to the Persons last known by the Company to be Noteholders entitled to such notice, at the addresses of such Persons last known to the Company.

     SECTION 9.2 Survival.

     All representations, warranties and covenants made by the Company in this Agreement or any certificate or other instrument delivered to the Purchaser pursuant to this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the closing, the delivery to the Purchaser of the Note, any payment or prepayment of the Note, regardless of any investigation made by the Purchaser or on the Purchaser's behalf.


     SECTION 9.3 Successors and Assigns; Transfer of the Note.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. Notwithstanding the foregoing, unless and until all Indebtedness of Purchaser to CSFB shall have been paid in full, no transfer or pledge of the Note, this Agreement, the Security Agreement or any other Note Document (as defined in the Note) by the Purchaser shall be made or effective without the prior written consent of CSFB which consent made be withheld in CSFB's sole discretion, except for an assignment of the Note, this Agreement, the Security Agreement and the other Note Documents by the Purchaser to CSFB (and any successor or assign of CSFB who becomes the owner of Purchaser's Indebtedness to CSFB) as collateral security for the Purchaser's Indebtedness to CSFB, and the Company acknowledges receipt of notice of such assignment. Additionally, the Company and the Purchaser hereby agree that all payments from time to time made under the Note will be paid directly to CSFB, in accordance with the instructions set forth in Schedule 9.3 hereto, until such time as CSFB shall have notified the Company that all of the Purchaser's Indebtedness to CSFB has been paid in full. This Section 9.3 is for the express benefit of, and shall be enforceable by, CSFB. The Company shall assign this Agreement to any Person to whom it makes a permitted assignment of the Purchase Agreement at or before closing thereunder and who then purchases the El Rancho Property, and, by an instrument in writing reasonably satisfactory to the Purchaser, shall cause such assignee to assume and agree to be bound by this Agreement, whereupon the Company shall be relieved of liability hereunder.

     SECTION 9.4 Amendment and Waiver.

     (a) Subject to Section 9.4(d), the provisions of this Agreement and, when executed, the Note, may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the Company and (i) on or prior to the Closing Date, the Purchaser, and (ii) after the Closing Date, the holders of eighty percent (80%) of the aggregate outstanding principal amount of the Note(s); provided, however, that no such amendment, supplement or waiver shall, without the written consent of all of the holders of the Note(s) then outstanding, (u) change, with respect to any Note, the amount or time of any required payment of principal or premium or the rate, amount or time of payment of interest, or change the funds in which any payment on any
Note is required to be made; (v) amend, supplement or waive any provision of the Note or of Section 6.1 hereof; or (w) amend, supplement or waive this Section 9.4(a).

     (b) The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Note unless each holder of the Note (irrespective of the amount of Note then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with such information with respect thereto as such holder shall reasonably request. Executed or true and correct copies of any waiver effected pursuant to the provisions of this Section 9.4 shall be delivered by the Company to the holder of the Note forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Note. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Note(s) as consideration for or as an inducement to the entering into by any holder of the Note(s) of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

     (c) The Company shall not be required to pay to the Purchaser any fee in connection with the waiver by such holder of any provisions of this Agreement or the Note other than reimbursement for the actual and reasonably incurred out-of-pocket expenses of such holder in connection with such waiver.

     (d) Notwithstanding anything to the contrary set forth herein, unless and until CSFB shall have notified the Company that all Indebtedness of Purchaser to CSFB has been paid in full, no amendment, modification, waiver, extension or supplement of any provision hereof or of the Note, the Security Agreement or any other Note Document shall be effective unless it shall have been approved, in writing, by CSFB, which approval may be withheld in CSFB's sole discretion. This
Section 9.4(d) is for the express benefit of CSFB and shall be enforceable by it.

     SECTION 9.5 Severability.

     If any term, provision, covenant or restriction of this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, or to cause any party to be in violation of any applicable provision of law, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated.


     SECTION 9.6 Indemnification Against Claims, etc.

     (a) The Company shall indemnify and hold harmless the Purchaser, the Purchaser's directors, officers, employees, agents, and each Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, and the Purchaser's successors and assigns (any and all of whom are referred to in the context of this paragraph (a) as the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, all reasonable legal fees or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) that are caused by or arise out of any inaccuracy, misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part the Company contained in this Agreement or in any statement or certificate furnished to the Purchaser by the Company pursuant hereto or in connection with the transactions contemplated hereby.

     (b) The Purchaser shall indemnify and hold harmless the Company, the Company's members, directors, officers, employees and agents, and the Company's successors and assigns (any and all of whom are referred to in the context of this paragraph (b) as the "Indemnified Parties") from and against any and all claims, damages and liabilities, joint or several (including, without limitation, all reasonable legal fees and other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject (whether or not such Indemnified Party is a party thereto) that are caused by or arise out of any litigation initiated against the Company or any member of the Company, on or before the second anniversary of the Closing Date, by a shareholder of the Purchaser relating to the transactions contemplated hereby o by the Purchase Agreement.

     (c) Promptly after receipt by an Indemnified Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party will notify the indemnifying party of such claim or the commencement of such action or proceeding; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Section 9.6 with respect to such Indemnified Party, except to the extent that the indemnifying party is actually and materially prejudiced by such failure.
The indemnifying party will assume the defense of such claim, action or proceeding and will employ counsel reasonably satisfactory to the Indemnified Party and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party will be entitled, at the expense of the indemnifying party to employ counsel, reasonably satisfactor -------- ------- to the Company, separate from counsel for the indemnifying party and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the indemnifying party not advisable; provided, however, that the indemnifying party shall not be obligated to pay for the fees and expenses of more than one counsel of all Indemnified Parties. In the event an Indemnified Party appears as a witness in any action or proceeding brought against the indemnifying party in which an Indemnified Party is not named as a defendant, the indemnifying party agrees to reimburse such Indemnified Party for all out-of-pocket expenses incurred by it (including reasonable fees and expenses of counsel) in connection with its appearing as a witness. No claim, demand, action or proceeding against an Indemnified Party to which Section 9.6(a) or 9.6(b) applies may be settled or compromised by the Indemnified Party without th written consent of the indemnifying party. The obligations of the parties under this Section 9.6 shall survive the Closing, the payment or prepayment of the Note, and the termination of this Agreement.

     SECTION 9.7 Counterparts.

     This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 9.8 Reproduction of Documents.

     This Agreement, and all documents relating hereto (other than the Note), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the closing of the purchase of the Note and (c) financial statements, certificates and other information heretofore or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic or other similar process and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction o such reproduction shall be admissible in evidence to the same extent.

     SECTION 9.9 Captions.

     The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     SECTION 9.10 No Agency.

     The Purchaser shall not be deemed to be an agent, partner or joint venturer of the Company or of any other Person, and nothing herein contained shall be construed to impose any liability upon the Purchaser by reason of the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 9.11 Entire Agreement.

     This Agreement and the Note state the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements, negotiations, understandings, discussions, representations and warranties between the parties, whether oral or written (including, without limitation, the commitment letter).

     SECTION  9.12 No Waiver

     No forbearance to enforce any provision or right hereunder shall be deemed a waiver thereof, and no waiver of any breach of any term or covenant herein shall be construed as a waiver of any other breach of the same, or any other term or covenant herein.

     SECTION 9.13 Expenses.

     The Company shall pay all costs of collection of the Note and (if the Purchaser is the prevailing party) enforcement of the Note Documents (including reasonable attorneys' fees and court costs).

     The obligations of the Company under this Section 9.13 shall survive the payment or prepayment of the Note or the termination of this Agreement.


     SECTION 9.14 Subordination; Estoppel.

     (a) The Purchaser hereby subordinates any claim, right or interest it may have in and to the assets of the Company to the prior lien (if any) of the holder of any and all Indebtedness for Money Borrowed which is incurred and to be incurred by the Company to finance the Property and the development thereof (collectively, "Project Financing"). Furthermore, except as expressly permitted herein, the Purchaser hereby subordinates its rights to payment and satisfaction of the Note to the prior indefeasible payment of all Project Financing.
Notwithstanding the foregoing, the Purchaser shall be entitled to receive payments on the Note from time to time (i) so long as no default beyond applicable cure periods exists under the Project Financing, and (ii) if and to the extent distributions by the Company to its Members are not prohibited by the documents governing the Project Financing, or are made with the consent of or waiver by the holder of the Project Financing. Within five (5) business days after any request by the Company, the Purchaser shall confirm in writing its subordination to Project Financing as provided herein.

     (b) Within five (5) business days after any request by the Company, the Purchaser shall execute customary estoppel certificates which confirm the status of the Indebtedness evidenced by the Note and the absence of an Event of Default known to the Purchaser thereunder (or, if such is not the case, specifying the nature of any known Event of Default).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above by their duly authorized officers or other representatives.


                                           ORION CASINO CORPORATION


                                           By:      S/  Francis W. Murray
                                           Name:    Francis W. Murray
                                           Title:   Authorized Officer


                                           TURNBERRY/LAS VEGAS BOULEVARD, L.L.C.



                                           By:      S/  Jeffrey Soffer
                                           Name:    Jeffrey Soffer
                                           Title:   President


Exhibit 10.3



                                 PROMISSORY NOTE


                                                               Las Vegas, Nevada
$23,000,000.00                                                      May 18, 2000

     FOR VALUE RECEIVED, TURNBERRY/LAS VEGAS BOULEVARD, L.L.C., a Nevada limited liability company (the "Maker"), promises to pay to the order of ORION CASINO CORPORATION, a Nevada corporation (the "Payee"), the principal sum of Twenty Three Million Dollars ($23,000,000) minus the amount, if any, of Excess Demolition Costs (as defined in the Note Purchase Agreement referred to below) (the difference between $23,000,000 and any Excess Demolition Costs being hereinafter called the "Note Amount"), in lawful money of the United States of America and to pay interest in like money from the date hereof on the unpaid balance of the Note Amount at the rates, in the amounts and at the times set forth below.

1.   PAYMENTS OF PRINCIPAL AND INTEREST:

     1.1  Payments before Maturity

          (a)  Principal.

          (i) Subject to conversion of this Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Purchase Agreement between the Maker and the Payee dated March 1, 2000 (the "Note Purchase Agreement"), this Note shall be paid in full, in the amounts described in paragraphs
     (a), (b), (c) and (d) of Section 1.2 below, upon the earlier to occur of a sale of all of the assets of the Maker in a bona fide, arm's length transaction to a third party who is not an Affiliate (as defined in the Note Purchase Agreement) of the Maker or of any member of the Maker, or the dissolution of the Maker.

          (ii) Once the Maker has made aggregate distributions to its members, their successors and assigns (collectively, "Members") cumulatively from the Maker's inception, equal to the aggregate capital contributions made by Members of the Maker to the Maker plus the Preferred Return (as hereinafter defined) thereon, then (x) 100% of the Maker's Distributable Cash (as hereinafter defined) shall be paid to the Payee hereunder and applied in accordance with Section 1.4 below, until such time as the unpaid principal of this Note (equal to the Note Amount) is reduced to $1 million, and (y) the Maker will not make any distributions to its Members until the Payee has received aggregate payments of principal and interest under this
     Section 1.1(a)(ii) and Section 1.1(b)(i) below equal to the Note Amount, whereupon the Maker will be permitted to make distributions to Members as and to the extent permitted by Section 1.1(b)(ii) below. The "Preferred Return" is a return calculated on Member's Adjusted Capital Contributions (as hereinafter defined) (A) at an annual rate, on up to $15 million of the Members' Adjusted Capital Contributions from time to time invested in the Maker, equal to the lesser of the annual rate then being charged to the Maker by its third party investor and the current annual rate then being paid on U.S. Treasury Notes having a maturity of three years, and (B) at a rate per annum equal to 15% on all amounts of Adjusted Capital
     Contributions from time to time invested in excess in $15 million. The Members "Adjusted Capital Contributions" means the amount by which the Members' aggregate capital contributions to the Maker exceed aggregate distributions previously made by the Maker to its Members.

          "Distributable Cash" means, for any period for which the same is being determined, the excess, if any, of (1) the sum of (x) the gross cash receipts of the Maker during such period (including, without limitation, operating revenue, proceeds of the sale or exchange of any capital asset or of all or substantially all of the Maker's assets, proceeds of a condemnation, recovery of damage awards or insurance proceeds, and proceeds of any borrowing, mortgage, or refinancing), (y) all cash contributed during such period to the Maker by its Members, and (z) any amount released during such period from any reserves maintained by the Maker, over (2) the sum of (x) all cash expenditures and disbursements of all kinds of the Maker during such period, including payments of interest and principal on the Maker's borrowings (except, in the case of this Note, excluding payments of Participation Interest, Default Interest, Shared Appreciation, principal and late charges but including any payment to the Payee under
     Section 7 hereof) and including disbursements for operating expenses, general and administrative expenses, the Incentive Fee (as defined in the Note Purchase Agreement), capital expenditures (including amounts expended in connection with the purchase of the El Rancho Property) and other costs incidental to the business or management of the Maker, and (y) amounts added during such period to, or set aside during such period for, a reserve for working capital, contingencies, replacements or capital expenditures of the Maker; provided that in no event shall Distributable Cash be reduced by
     (i) distributions or other amounts paid to Members of the Maker or their Affiliates (except for the Incentive Fee and other fees for services to the extent expressly permitted by the Note Purchase Agreement or approved in writing by the Payee) or (ii) expenditures prohibited by Section 4.1 or 4.2 of the Note Purchase Agreement.

          (iii) Except for principal required to be paid pursuant to Section 1.1(a)(i) above or upon acceleration of this Note by the Payee during the existence of an Event of Default (as defined in Section 5 of this Note), the principal of this Note shall not be paid or prepaid in full without the written consent of the Payee. The Maker may from time to time make a partial prepayment of principal out of its Distributable Cash until the Note Amount is reduced to $1,000,000, upon and after which any amount of principal purported to be paid or prepaid by the Maker prior to the Maturity Date (as hereinafter defined) shall be deemed to constitute an advance payment on account of Participation Interest under Section 1.1(b) hereof.

     (b) Interest. Interest shall accrue hereunder monthly (but, except for Default Interest accruing during the continuation of an Event of Default, will only be payable from Distributable Cash) at the annual rate of 22%, such rate to be adjusted upwards or downwards periodically to equal Participation Interest (and also to be adjusted at and after the Maturity Date to equal Bonus Interest and any Default Interest). The Maker shall pay to the Payee Participation Interest payments as follows:


          (i) Once the Adjusted Capital Contributions of the Members of the Maker have been reduced to $0 and the Maker has paid the Preferred Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million, then (x) 100% of the Maker's Distributable Cash will be paid as Participation Interest to the Payee until the Payee has received aggregate payments of Participation Interest equal to $1 million; and (y) the Maker will not make any distributions to its Members until the Payee has received $1 million in Participation Interest under this Section 1.1(b)(i), whereupon the Maker will be permitted to make distributions to its Members as and to the extent permitted by Section 1.1(b)(ii) below.

          (ii) Once the Adjusted Capital Contributions of the Members of the Maker have been reduced to $0 and the Maker has paid the Preferred Return thereon to its Members, and after the Maker has made payments of principal under Section 1.1(a)(ii) of this Note reducing the Note Amount to $1 million and the Maker has paid $1 million of Participation Interest pursuant to Section 1.1(b)(i) above: Participation Interest shall be paid to the Payee from time to time in each case in an amount equal to thirty-three and one-third percent (33 1/3%) of the Maker's Distributable Cash; and the Maker will not make any distributions to its Members except, concurrently with making each such Participation Interest payment, if no Event of Default exists, the remaining 66 2/3% of such Distributable Cash may be distributed to Members (but the existence of such Event of Default and resulting prohibition against distributions to Members of the Maker shall not affect required payments of Participation Interest, and 100% of Distributable Cash shall be applied to pay Participation Interest until all amounts due to the Payee hereunder shall have been paid in full).

     (c) Determination of Distributable Cash. After Adjusted Capital Contributions have been reduced to $0 and the Maker has paid the Preferred Return thereon to the Maker's Members, payments of principal and Participation Interest under Sections 1.1(a)(ii) and 1.1(b) shall be made to the Payee from time to time as and when Distributable Cash is determined (which determination shall be made not less frequently than annually) by the managing member or other manager of the Company, but, in the case of payments of Participation Interest under Section 1.1(b)(ii), in no event shall such payments be made less frequently than whenever a distribution is made by the Maker to its Members, until this Note shall have been paid in full. An annual reconciliation between any amounts paid during each calendar year and any amount due for such calendar year shall be made on or before February 28 of the year immediately subsequent to the subject calendar year and also on and as of the Maturity Date. The Maker will provide to the Payee on or before January 31 of each year, beginning January 31, 2001, such financial information as is reasonably necessary or requested by the Payee to reconcile the actual principal and/or Participation Interest due for the previous calendar year against the amount(s) thereof calculated by the Maker quarterly as aforesaid. If the reconciliation discloses an excess or deficiency in the principal or Participation Interest payments, if any, made with respect to the subject calendar year, then (x) in the event of an excess, the next payments due to the Payee by the Maker under this Note shall have credited against them the amount of the excess, and (y) in the event of a deficiency, the Maker shall pay to the Payee, within five business days after the Maker's receipt of the reconciliation, the full amount of the deficiency, together with interest at 10.0% per annum on the deficiency from January 15 until payment in full is received by the Payee.

     1.2 Payment Upon Maturity:

          The Maker and the Payee anticipate that, as a result of the conversion provisions of the Note Purchase Agreement, a payment at maturity under this Section 1.2 would not be required, except as provided in Section 1.1(a) of this Note. However, if the value or amount of this Note at any time becomes relevant or the subject of any dispute, whether in a bankruptcy of the Maker or otherwise, the value and amount of this Note at such time shall be the amount payable under this Section 1.2. Subject to the foregoing, except as otherwise expressly provided in this Note, the Note Agreement or any agreement or instrument securing payment of this Note (this Note, the Note Agreement and any such security agreement or instrument being herein collectively called the "Note Documents"), the entire unpaid principal balance of this Note, together with accrued but unpaid Participation Interest and all other interest, sums and costs payable by the Maker to the Payee pursuant to the terms of the Note Documents shall be due and payable on the thirtieth (30th) anniversary of the date hereof (such date, together with the date payment of the entire amount of this Note shall become due under Section 1.1(a)(i), being hereinafter called the "Maturity Date"), without presentment, notice or demand, as follows:

     Upon the Maturity Date, subject to conversion of this Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Purchase Agreement (and subject to the subordination provisions of Section 9.14 of the Note Purchase Agreement), the Maker's obligations under this Note shall be satisfied upon the payment of an amount equal to the sum of the following:

     (a) The Maker shall pay to the Payee any Participation Interest due but unpaid at such time, if the Maker shall have made distributions to its Members in violation of any provision of Section 1.1(b) hereof.

     (b) The Maker shall pay to the Payee an amount equal to the excess (if any) of the Note Amount over the aggregate amount of interest and principal payments theretofore made (including but not limited to any payment made under Section 1.2(a) above) by the Maker to the Payee under this Note.

     (c) After satisfaction of (a) and (b) above, the Maker shall pay to the Payee (as "Bonus Interest" and/or principal, as described in Section 1.4 below) an amount (the "Shared Appreciation") equal to thirty three and one-third percent (33 1/3%) of the Residual Value (as defined below) of the Maker. For purposes of this Note, "Residual Value" shall mean the fair market value of the Maker's assets minus (i) the amount of its liabilities (other than this Note) which, in accordance with generally accepted accounting principles consistently applied by Maker, should be reflected on a balance sheet of the Maker as of the Maturity Date, (ii) the amounts required to be paid to the Payee by Section 1.2(a) and (b) on the Maturity Date, and (iii) an amount equal to the Adjusted Capital Contributions (if any) of Members of the Maker and any unpaid Preferred Return thereon. If the parties have not reached an agreement on fair market value of the Maker's assets prior to the Maturity Date, then, at the request of the Maker or the Payee, the fair market value shall be determined (subject to the parties agreeing to the fair market value on or before the Maturity Date) by either (x) a mutually acceptable appraiser or (y) the average of two certified appraisals derived from the Valuation Process set forth in Section 1.3 below.

     (d) Any unpaid late payment charges and Default Interest due and unpaid under Sections 2 and 5.3 hereof.

     Notwithstanding any provision of this Note to the contrary, the amount described in Section 1.2(c) shall be payable in amounts equal to thirty-three and one-third percent (33 1/3%) of the Maker's Distributable Cash in existence from time to time; and the Maker will not make any distributions to its Members except, concurrently with making a payment under Section 1.2(c), if no Event of Default exists, the remaining 66 2/3% of such Distributable Cash may be distributed to Members (but the existence of such Event of Default and resulting prohibition against distributions to Members of the Maker shall not affect required payments of amounts owing under Section 1.2(c), and 100% of Distributable Cash shall be applied to pay such amounts until all amounts due to the Payee hereunder shall have been paid in full).

     1.3  Valuation Process:

          The "Valuation Process" shall mean the appraisal process for determining the fair market value of the Maker's assets that may be instituted at the request of either party if the parties have not agreed on a fair market value or selected a mutually acceptable appraiser on or before the Maturity Date. Within five business days after the institution of the Valuation Process, each party shall submit the name of an MAI appraiser and these two appraisers shall select a third appraiser within five business days after the designation of the second initial appraiser. Each appraiser shall submit an appraisal of the Maker's assets, using the parameters set forth below, within 60 days after the third appraiser is selected. The average of these three appraisals shall be the fair market value, except if any one of such appraisals is more than 120%, or less than 80%, of the average of the two closest appraisals, then such appraisal shall be disregarded and the average of the other two appraisals shall be the fair market value. The Payee and the Maker shall each pay for the appraiser it selects and shall pay equally for the third appraiser. Each appraiser shall be instructed to determine the value of the Maker's assets: (i) free and clear of all encumbrances or liens securing the payment of money; (ii) without regard to any pending or threatened foreclosure proceeding by Payee or any bids made at foreclosure; (iii) taking into account the future earning capacity of the properties of the Maker, including (without limitation) any projected lease rental or condominium price escalations and lease turnover, by application (in the case of real properties) of generally accepted appraisal procedures including, in any case, a discounted cash flow analysis; and (iv) otherwise in accordance with MAI standards. All assets of the Maker at the Maturity Date, including (without limitation) cash, notes receivable and investments, shall be included in determining the fair market value. There then should be subtracted from the fair market value of the Maker's assets, determined as aforesaid, all liabilities of the Maker (except this
          Note) which, in accordance with generally accepted accounting principles consistently applied, should be reflected on a balance sheet of the Maker as of the Maturity Date.

     1.4  Manner of Payment; Application of Payments:

          All payments and prepayments by the Maker under this Note shall be made by wire transfer to the Payee in accordance with wire transfer instructions provided by the Payee. All payments and prepayments shall be applied first to principal until the unpaid principal amount of this Note (the Note Amount) is reduced to $1,000,000; thereafter, all payments and prepayments (such prepayments being deemed, pursuant to
          Section 1.1(a)(iii) above, to constitute advance payments on account of Participation Interest) under this Note shall be applied solely to interest and any late charges, except that the last $1,000,000 received by the Payee under this Note upon and after the Maturity Date shall be applied to principal.


2.   LATE CHARGE:

     In the event that any interest of any type or principal under this Note is not paid when due at a time when the Maker shall make a distribution to its Members in violation of any provision of Section 1.1(a)(ii) or 1.1(b) hereof, the Maker shall pay to the Payee a late charge in an amount equal to 4% of the principal and/or interest then due under this Note to cover the additional expense incident to such delinquency. This provision shall not be construed to obligate the Payee to accept any overdue installment or to limit the Payee's rights and remedies for the Maker's default as set forth in this Note.

3.   USURY LIMITATIONS:

     Notwithstanding any provision of this Note to the contrary, the interest payable under this Note shall not in any event exceed the maximum rate of interest permitted to be charged under any applicable usury statute or regulation. If any claim is made by the Maker or any successor or Member of the Maker or other person or entity claiming through the Maker that interest payable hereunder for any period exceeds, in whole or in part, the maximum rate of interest permitted by any applicable law, then the Payee's right to convert this
Note into an equity interest in the Maker pursuant to Section 6.1 of the Note Agreement shall be accelerated so as to become immediately and at any time thereafter exercisable, and if exercised, this Note shall be converted into a membership interest in the Maker effective as of the beginning of the interest period for which interest hereunder is claimed to be usurious or violative of such law and otherwise on terms described in Section 6.1 of the Note Agreement. If this Note is subject to a law which sets maximum interest charges and that law is finally interpreted so that, notwithstanding any conversion of this Note to equity, the interest or other charges collected or to be collected under this Note exceeds the permitted limits, then (i) any such interest or other charges shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from the Maker which exceeded permitted limits will be refunded to the Maker. The Payee may choose to make such refund by reducing the principal owed under this Note or by making a direct payment to the Maker. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge under this Note.


4.   NOTE DOCUMENTS:

     This Note has been issued and accepted on the terms and conditions of and is secured by the Note Purchase Agreement and certain other documents (collectively with the Note, the "Note Documents"), including, inter alia, a Security Agreement dated as of even date herewith (the "Security Agreement"), with respect to the Distributable Cash and Members' rights to distributions in the Maker. Any failure by the Maker to comply with the terms, covenants or conditions of the Note Documents, or any of them, after the expiration of any applicable grace period, shall constitute an Event of Default under this Note.


5.   EVENTS OF DEFAULT:

     5.1 In addition to the default set forth in Section 4 above, any one or more of the following shall constitute an "Event of Default" under this Note:

          (a) If the Maker shall fail to pay any of the interest or principal due hereunder either (i) at a time when the Maker shall make a distribution to its Members in violation of any provision of Section 1.1(a)(ii) or 1.1(b) hereof, unless such violation shall be cured within one (1) business day, or (ii) on the earlier of the 15th anniversary of the date hereof or the Maker's sale of all or substantially all of its assets.

          (b) Failure of the Maker to pay any other principal, interest or other sum on the date when it is due under this Note if such failure shall continue without being fully cured for ten (10) days after notice thereof is given by the Payee to the Maker; or

          (c) The nonperformance by any Member of the Maker of, or noncompliance by any Member of the Maker with, any provision of the Security Agreement, or the nonperformance by the Maker of, or noncompliance by the Maker with, any agreement, condition, covenant, provision or stipulation contained in any Note Document, if in any such case such nonperformance or noncompliance shall continue for a period of twenty (20) days after notice of such default is delivered to the Maker by the Payee, or if the default is a non-monetary default and is capable of being remedied but cannot reasonably be remedied within the twenty (20) day period, then the Maker or Member, as applicable, shall have such additional time as is reasonably necessary to complete the remedy, but in no event greater than ninety (90) days from the date of the Maker's receipt of notice of the default, so long as the Maker or Member commences remedial actions during the initial twenty (20) day period and diligently and vigorously prosecutes the remedy to completion during such ninety (90) day period; or

          (d) If any representation or warranty made by the Maker or any Member of the Maker in the Note Documents shall be untrue in any material respect when made; or

          (e) If the Maker shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any relief under any present or future statute, law or regulation, relating to bankruptcy or insolvency or shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee or receiver of the Maker or any material part of its properties; or

          (f) If, within sixty (60) days after the commencement of any proceeding against the Maker seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Maker, of any trustee or receiver of the Maker or of any material part of its properties, such appointment shall not have been vacated.

     5.2 If an Event of Default specified in Section 5.1(a), (b), (c) or (d) above shall exist, 100% of the Maker's Distributable Cash shall be applied to pay amounts due and payable under the Note Documents and no distributions shall be made to Members of the Maker until all such amounts due to the Payee shall have been paid in full (whereupon distributions to the Members may be made to the extent permitted by Sections 1.1(a)(ii), 1.1(b)(ii) and the last paragraph of Section 1.2 of this Note). If any Event of Default shall exist, the Payee may forthwith, and without further delay undertake any one or more of the actions or remedies specified in the Security Agreement or other Note Documents or available at law or in equity, except that acceleration of payment of this Note shall not be a remedy available to the Payee.

          In the event of the  occurrence  of an Event of Default  described  in
          Section 5.1(c) above which has the effect of reducing the amount of Distributable Cash otherwise available to Maker or the Residual Value of the Maker, the amount payable under this Note shall include, without limitation, 33 1/3% of the amount of such reduction in Distributable Cash and/or Residual Value, as applicable.

          All costs of collection of this Note and (if the Payee is the prevailing party) enforcement of the Note Documents incurred by the Payee, including reasonable attorneys' fees and court costs, shall be paid by the Maker and such payment shall be secured by the Security Agreement.

     5.3 In addition to the above-stated rates of interest, after an Event of Default described in Section 5.1(a) or 5.1(b) shall continue to exist for a period of thirty (30) days, default interest ("Default Interest") on the amounts due and payable to the Payee hereunder shall accrue and be payable at a rate which is equal to thirteen percent (13%) per annum (the "Default Rate"). Default Interest at the Default Rate shall continue to accrue on any judgment entered on this Note until the judgment and interest and costs have been paid in full.

          The remedies of the Payee provided in this Note and in the Note Documents shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

6.   WAIVERS:

     The Maker and all endorsers, sureties and guarantors waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. Liability under this Note shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee.

7.   TAXES:

     The Maker shall pay the cost of any revenue, tax or other stamps now or in the future required by law at any time to be affixed to this Note or any Note Document and if any such taxes shall be imposed with respect to debts evidenced or secured by the Note Documents, or with respect to notes evidencing such debts, the Maker agrees to pay such taxes or to reimburse the Payee upon demand the amount of such taxes paid by the Payee, whether or not Distributable Cash then exists.


8.   JURISDICTION

     The Maker irrevocably consents to the non-exclusive jurisdiction of any of the courts of the States of Nevada and Delaware and of any federal courts located therein and agrees that the Payee may bring suit against the Maker in any of such courts. The Maker also waives the right to bring any counterclaims against the Payee in any suit or action in any court of law or equity in which
the   Payee   and  the   Maker   are   adverse   parties.

9.   MISCELLANEOUS:

     9.1  Successors and Assigns

     The words the "Payee" and the "Maker" whenever occurring herein shall be deemed and construed to include the respective successors and assigns of the Payee and the Maker.


     9.2  Governing Law.

     This instrument shall be construed according to and be governed by the laws of the State of Nevada.


     9.3  Notices

     All notices permitted or required under this Note shall be in writing, and shall be (a) sent by registered or certified mail, postage prepaid, (b) sent by a national overnight courier service, (c) sent by facsimile transmission (with electronic confirmation), or (d) hand delivered, addressed to the addressee at the addresses set forth below:


           If to the Maker:          Turnberry/Las Vegas Boulevard, L.L.C.
                                     19495 Biscayne Boulevard, Suite 400
                                     Aventura, FL  33180
                                     Attention:  Mr. Ray Parello

           with a copy to:           Turnberry/Las Vegas Boulevard, L.L.C.
                                     19495 Biscayne Boulevard, Suite 400
                                     Aventura, FL  33180
                                     Attention:  Legal Department

           If to Payee:              Orion Casino Corporation
                                     c/o Garden State Park
                                     Route 70 and Haddonfield Road
                                     Cherry Hill, NJ 08034
                                     Attention:  Mr. Francis W. Murray

           with a copy to:           David S. Petkun, Esquire
                                     Cozen  and  O'Connor   1900
                                     Market Street Philadelphia,
                                     PA 19103 Fax: 215-665-2013

or at such other address as the addressee may designate by notice given in accordance with this paragraph.

     Notices shall be deemed received by the addressee (a) if sent by mail, two business days after properly delivered to the U.S. Postal Service, (b) if sent by overnight courier, one business day after delivered to the overnight courier service, (c) if transmitted by facsimile, upon proper transmission to the addressee, and (d) if hand delivered, upon delivery.

10.  PAYMENTS TO PAYEE'S LENDER:

     10.1

     Notwithstanding anything to the contrary set forth in this Note, the Note Agreement or any other Note Document, any amounts payable to Payee hereunder shall be subject to the provisions of Section 9.3 of the Note Purchase Agreement.


11.  NON-RECOURSE LIABILITY OF MAKER'S MEMBERS:

     No Member of the Maker shall be personally liable for any of the indebtedness evidenced by this Note. However, each such Member is granting a security interest in distributions from the Maker payable to or (except for distributions which are not prohibited by the terms of this Note) received by such Member as provided in the Security Agreement, and each Member of the Maker shall be liable to the extent of any distributions received by such Member in violation of the terms hereof.


12.  RESIGNATION OF MEMBER:

     If, upon resignation of a Member, the resigned Member would have a right to receive the fair value of its interest in the Maker, then the Payee shall have the right to sell this Note to the Company at any time for purchase price, payable in cash, equal to the fair value of a 33 1/3% interest in the Maker.


     IN WITNESS WHEREOF, the Maker has duly executed this Note under seal the day and year first above mentioned.

                      TURNBERRY/LAS VEGAS BOULEVARD, L.L.C.

                      By:  Turnberry/Las Vegas Boulevard, L.P.
                           Sole Member

                      By:  Turnberry/Las Vegas Boulevard, Inc.,
                           General Partner

                      By:  S/  Jeffrey Soffer
                           Jeffrey Soffer, President



Exhibit 10.4


                               SECURITY AGREEMENT


THIS SECURITY AGREEMENT, dated as of May 18, 2000, by and among Turnberry/Las Vegas Boulevard, L.L.C., a Nevada limited liability company (the "Joint Venture"), the members of the Joint Venture parties to this Agreement (said members being collectively called the "Pledgors"), and Orion Casino Corporation, a Nevada corporation (the "Purchaser"),


                               W I T N E S S E T H
                               - - - - - - - - - -


     Background.  As  evidenced  by that  certain  promissory  note of the Joint
Venture of even date herewith payable to the order of the Purchaser (the "Note"), the Joint Venture is indebted to the Purchaser under the terms and conditions of the Note and the accompanying Note Purchase Agreement of even date herewith between the Joint Venture and the Purchaser (such agreement, as amended or modified from time to time as permitted by the terms thereof, being hereinafter called the "Note Purchase Agreement"). Section 3.11 of the Note Purchase Agreement requires the Pledgors to enter into this Security Agreement in order to secure the Joint Venture's obligations under the Note.

     NOW, THEREFORE, in consideration of the foregoing and to induce the Purchaser to accept the Note from the Joint Venture, the parties hereto, intending to be legally bound, agree as follows:

     1. The term "Collateral" shall mean (i) all right, title and interest of the Pledgors in all Distributable Cash, as defined in the Note, whether now owned or hereafter acquired by the Pledgors,(ii) all rights of the Pledgors to receive, and all interests of the Pledgors in, all distributions from time to time made or to be made by the Joint Venture, whether pursuant to the operating agreement of the Joint Venture or otherwise, whether now owned or hereafter acquired by the Pledgors, and (iii) all proceeds of all of the foregoing.

     2.(a) As security for the prompt satisfaction of the Joint Venture's obligations under the Note and the Note Purchase Agreement, whether now existing or hereafter arising (the "Obligations"), the Pledgors hereby pledge to the Purchaser the Collateral and grant the Purchaser a lien on and security interest therein.

     (b) If a Pledgor shall become entitled to receive or shall receive, in connection with any of the Collateral, any:

          (i) Distribution payable in property, other than cash; or

          (ii) Distributions or payments of any sort, then, except as otherwise provided with respect to cash distributions in paragraph 2(c) below: the Pledgor shall accept the same as the Purchaser's agent, in trust for the Purchaser, and shall deliver them forthwith to the Purchaser in the exact form received with, as applicable, the Pledgor's endorsement when necessary, to be received and applied by the Purchaser, subject to the terms hereof, as part of the Collateral.

     (c) Unless an Event of Default (as defined in the Note) shall have occurred and be continuing: the Pledgors shall be entitled to receive for their own use (and not as agent of the Purchaser) distributions from the Joint Venture of Distributable Cash except to the extent distributions are prohibited by the Note. Upon the occurrence and during the continuation of an Event of Default, the Joint Venture shall deliver to the Purchaser all Distributable Cash from time to time held by it, and the Pledgors shall deliver to the Purchaser all distributions received by them before such Event of Default to the extent such distributions were prohibited by the Note, and all distributions from time to time received by them during the continuance of the Event of Default, for application towards the costs and expenses referred to in paragraph 2(d)(i) and then to the Obligations, until all Obligations then due, and all Obligations which become due upon distribution of Collateral to the Pledgors under paragraph 2(d)(iv) below, have been paid in full.

     (d) Collateral shall be applied as follows:

          (i) First, to the costs and expenses of enforcement of the rights of the Purchaser hereunder and under the other Note Documents (as defined in the Note), including reasonable attorneys' fees and legal expenses;

          (ii) Second, to the satisfaction of the Obligations to the extent then due and payable;

          (iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code or its successor provision, if any); and

          (iv) Fourth, to the Pledgors to the extent of any surplus proceeds, provided, however, that any application of Collateral or surplus proceeds to the Pledgors (or any of them) under this paragraph 2(d)(iv) or for the benefit of the Pledgors (or any of them) under paragraph 2(d)(iii) which would constitute a distribution to the Pledgors (or any of them) from the Joint Venture will cause a payment under the Note to become due simultaneously therewith, and the Purchaser is hereby authorized to withhold from the Collateral or surplus proceeds all amounts becoming so due under the Note and to apply the same towards payment of such amounts.

     (e) Each Pledgor agrees to pay to the Purchaser, to the extent necessary to pay Obligations then due, an amount equal to any distribution previously made to such Pledgor by the Joint Venture in violation of the prohibition against such distribution contained in Section 1.1(a)(ii) or Section 1.1(b)(i) or (ii) of the Note.

     3. The Pledgors represent and warrant to the Purchaser that the execution and delivery of this Agreement and the performance of its terms will not result in any violation of or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to the Pledgors or any of them. The Pledgors further represent and warrant to the Purchaser that, at the date hereof, all members of the Purchaser and their percentage ownership interests therein are set forth in Schedule 2.2 to the Note Purchase Agreement.

     4. (a) Each Pledgor warrants and will, at the Pledgor's own expense, defend the Purchaser's right, title, special property and security interest in and to the Collateral in which such Pledgor has an interest against the claims of any person, firm, corporation or other entity.

     (b) Each Pledgor promptly shall notify the Purchaser in writing of any change in such Pledgor's percentage ownership interest in or allocable share of profits, losses or distributions of or from the Joint Venture, and any termination of such Pledgor's equity interest in the Joint Venture. In no event shall the Joint Venture admit any new member or permit any transfer of a membership interest (in whole or in part) unless the proposed new member or transferee shall have joined in and agreed to be bound as a Pledgor hereby.

     5. Each Pledgor shall at any time, and from time to time, upon the written request of the Purchaser, execute and deliver such further documents (including but not limited to Uniform Commercial Code financing statements) and do such further acts and things as the Purchaser may reasonably request to effectuate the purposes of this Agreement or to perfect the Purchaser's security interest hereunder.

     6. Upon satisfaction in full of all Obligations and the satisfaction of all additional costs and expenses of the Purchaser as provided herein, this Agreement shall terminate and the Purchaser shall deliver to each Pledgor, at such Pledgor's expense, any of the Collateral in the Purchaser's possession belonging to such Pledgor as shall not have been applied pursuant to this Agreement.

     7.(a) Beyond the exercise of reasonable care to assure the safe custody of any Collateral held by it as collateral security hereunder, the Purchaser shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for such Collateral upon surrendering it or tendering surrender of it to the Joint Venture.

     (b) No course of dealing between any Pledgor or the Joint Venture and the Purchaser, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of the Purchaser hereunder, under the Note or under the Note Purchase Agreement or any other Note Document (as defined in the Note) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (c) The rights and remedies provided herein and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note Purchase Agreement, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

     (d) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

     8. Any notice or other communication (a "Notice") required or permitted hereunder shall be in writing and shall be validly given if mailed by registered or certified mail, return receipt requested, postage prepaid, or if delivered in person or by courier service, telex, telecopier, telegram or cable, addressed as follows to the person entitled to receive the same.

     If to a Pledgor: to such Pledgor at its address given beneath its signature to this Agreement.

                  If to the Purchaser:

                           Orion Casino Corporation
                           c/o Garden State Park
                           Route 70 and Haddonfield Road
                           Cherry Hill, NJ   08034
                           Attention:  Mr. Francis W. Murray

     If to the Joint Venture, to such address as is provided in Section 9.1 of the Note Purchase Agreement.

     Any Notice shall be deemed to have been validly given hereunder when so mailed or sent by telex, telegram, cable or courier. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Agreement, any other address or addresses upon Notice thereof to each other person then entitled to receive Notices hereunder.

     9. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

     10. This Agreement shall be construed in accordance with the substantive law of the State of Nevada without regard to principles of conflicts of laws and is intended to take effect as an instrument under seal.

     11. This Agreement may be amended only by a written instrument signed by the Joint Venture, each of the Pledgors and the Purchaser and, if required by the Note Purchase Agreement, approved by Credit Suisse First Boston Mortgage Capital, LLC ("CSFB").

     12. The Purchaser may, at any time or from time to time, in such manner and upon such terms as it may deem proper, subject to obtaining such written consent of CSFB as may be required by the Note Purchase Agreement, agree to extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of the Joint Venture which may at any time be due or owing to the Purchaser or anyone, or elect not to enforce any of the Purchaser's rights with respect to any or all of the Obligations or any collateral security therefor, all without notice to, or further assent of any Pledgor and without releasing or affecting any Pledgor's obligations hereunder.

     13. Each Pledgor hereby waives the following:

          (a) promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations or any Note Document, except for such notice as may be expressly required under a Note Document;

          (b) any defense or circumstance which might otherwise constitute a legal or equitable discharge of any guarantor, including, without limitation, any obligation which the Purchaser otherwise might have to proceed against the Joint Venture prior to exercising any rights hereunder;

          (c) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof, from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under the Note or any other Note Document or in any replevin or foreclosure proceedings, or otherwise providing for any valuation, appraisal or exemption; and

          (d) any and all procedural errors, defects and imperfections in any action by the Purchaser in replevin, foreclosure or other court process or in connection with any other action related to the Note, any Note Document or the transactions contemplated therein.

     14. Each Pledgor hereby expressly agrees that it shall not exercise, against the Joint Venture or any other Pledgor or transferee thereof, or any guarantor, grantor of collateral, endorser or Person, any: (a) right which such Pledgor may now have or hereafter acquire by way of subrogation under this Agreement, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; (b) right to assert defenses as the primary obligor of the Obligations; or (c) right to enforce any remedy which the Purchaser may now have or hereafter acquire against the Joint Venture or any other Pledgor, or any other guarantor, maker, endorser or Person; in any case, whether any of the foregoing rights may arise in equity, under contract, by payment, statute, common law or otherwise until all Obligations have been indefeasibly paid in full in cash. If in violation of the foregoing any amount shall be paid to any Pledgor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Purchaser and shall forthwith be paid to the Purchaser to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Note and the Note Purchase Agreement.

     15. Each Pledgor hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of New Jersey or Nevada or in any United States District Court located within either such State; and each Pledgor agrees that the courts of the States of New Jersey and Nevada and any United States District Court located within either such State shall have in personam jurisdiction with respect to each Pledgor and the Collateral. Notwithstanding the foregoing, the Purchaser, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which a Pledgor may be found or in which any of its properties or Collateral may be located.

     16. This Agreement may be signed in any number of counterpart copies, each of which shall be an original and all of which shall constitute one and the same instrument. Each Person (as defined in the Note Purchase Agreement) who becomes a member of the Joint Venture or a transferee of a member of the Joint Venture after the date hereof shall join in and agree to be bound as a Pledgor hereunder by executing and delivering to the Purchaser a counterpart Pledgor/Transferee Signature Page in the form attached hereto.

     17. Subject to paragraph 2(e) hereof: each Pledgor shall not be personally liable in respect of the Obligations; and the Purchaser shall look solely to the Collateral and not to any Pledgor personally for satisfaction of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                 ORION CASINO CORPORATION

                                 By:  S/  Francis W. Murray
                                          Authorized Officer

                                 TURNBERRY/LAS VEGAS BOULEVARD, L.L.C.

                                 By:   Turnberry/Las Vegas Boulevard, L.P.
                                       its Sole Member

                                       By:  Turnberry/Las Vegas Boulevard, Inc.,
                                            General Partner

                                             By:  S/  Jeffrey Soffer
                                                  Jeffrey Soffer, President


              PLEDGOR AND TRANSFEREE SIGNATURES APPEAR ON ATTACHED
                       PLEDGOR/TRANSFEREE SIGNATURE PAGES


                        PLEDGOR/TRANSFEREE SIGNATURE PAGE


     The undersigned, being a member or transferee of a member of Turnberry/Las Vegas Boulevard, L.L.C., a Nevada limited liability company (the "Joint Venture"), or a successor thereto, hereby joins in and agrees to be bound as a Pledgor under the Security Agreement dated May 18, 2000, among the Joint Venture, its members, and Orion Casino Corporation.


                                  Name:      Turnberry/Las Vegas Boulevard, L.P.
                                  By:        Turnberry/Las Vegas Boulevard, Inc.
                                  Title:     General Partner

                                             By: S/  Jeffrey Soffer
                                                 Jeffrey Soffer, President


                                  Address:   19501 Biscayne Boulevard
                                             Suite 500
                                             Aventura, Florida  33180